                           ALGONQUIN POWER INCOME FUND

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                               AS OF MAY 26, 2004

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14.9         Responsibility of the Trustees after Sale and Conversion ...     45
ARTICLE 15   SUPPLEMENTAL INDENTURES ....................................     46
15.1         Provision for Supplemental Indentures for

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THIS AMENDED AND RESTATED DECLARATION OF TRUST dated as of May 26, 2004, amends and restates the declaration of trust constituting Algonquin Power Income Fund
(the "FUND"), dated as of September 8, 1997, as amended by the Unitholders by
Extraordinary Resolution on December 18, 1998, June 1, 2000, May 24, 2001, May
23, 2002, June 26, 2003 and May 26, 2004 (this "DECLARATION OF TRUST").

BACKGROUND:

A. Stephen Probyn, George Steves and Ian Bradley (the "INITIAL TRUSTEES") and
Ken Pearce (the "INITIAL UNITHOLDER") entered into a declaration of trust (the
"INITIAL DECLARATION OF TRUST") creating the Fund and providing for certain matters relating to its undertaking and governance dated as of September 8,
1997, which was subsequently amended by the Unitholders by Extraordinary
Resolution on December 18, 1998, June 1, 2000, May 24, 2001, May 23, 2002, June
26, 2003 and May 26, 2004 (this "DECLARATION OF TRUST");

B. The Unitholders have authorized the Trustees to restate the Initial
Declaration of Trust to reflect such amendments.

C. This amendment and restatement of the Declaration of Trust sets out without substantial change the currently effective provisions of the Declaration of
Trust, as amended pursuant to the Declaration of Trust.

          NOW THEREFORE THIS DECLARATION WITNESSETH THAT, in consideration of the premises and the mutual and respective covenants and agreements contained herein, the Trustees declare, and covenant and agree with the Unitholders, and the Unitholders covenant and agree with the Trustees, as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS

          In this Declaration of Trust and in the Unit Certificates, unless the context otherwise requires, the following shall have the following meanings:

          "ADMINISTRATION AGREEMENT" means the agreement between the
          Administrator and the Fund, to be entered into as of the Date of
          Closing and pursuant to which the Administrator will provide administrative services to the Fund;

          "ADMINISTRATOR" means Algonquin Management Inc., an Ontario corporation;

          "ALGONQUIN AMERICA" means Algonquin Power Fund (America) Inc., a
          Delaware corporation wholly-owned by Algonquin Canada;

          "ALGONQUIN CANADA" means Algonquin Power Fund (Canada) Inc., an
          Ontario corporation wholly-owned by the Fund;

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          "ALGONQUIN CANADA SHARES" means common shares of Algonquin Canada;

          "ALGONQUIN NOTE" means the note to be issued by Algonquin Power
          Corporation Inc. to the Fund on Closing;

          "AUDITORS" means the firm of chartered accountants appointed as the auditors of the Fund from time to time in accordance with the provisions hereof and, initially, means KPMG;

          "BELLETERRE FACILITY EQUIPMENT" means the equipment relating to the
          Belleterre hydroelectric facility and related personal property, but does not include the real property on which the equipment is located;

          "BELLETERRE FACILITY LEASE" means the lease agreement to be entered into, pursuant to which the Fund will lease the Belleterre Facility
          Equipment to Algonquin Canada;

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or a civic or statutory holiday in Ontario;

          "CANADA NOTE" means the secured, subordinated note of Algonquin Canada to be issued to the Fund on Closing;

          "CLOSING" means the completion of the issue of Units to the public pursuant to the Offering; "DATE OF CLOSING" means the date on which
          Closing occurs; and "TIME OF CLOSING" means the time on the Date of
          Closing at which Closing occurs;

          "COUNSEL" means a barrister and solicitor or firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained by the Fund;

          "DISTRIBUTION PAYMENT DATE" means April 15, July 15, October 15 and
          January 15 in each year commencing April 15, 1998 (which payment shall be in respect of the period from September 8, 1997 to March 31, 1998)
          and such other dates as may be determined from time to time by the
          Trustees;

          "DISTRIBUTION RECORD DATE" means March 31, June 30, September 30 and
          December 31 and such other dates as may be determined from time to time by the Trustees;

          "DONNACONA FACILITY EQUIPMENT" means the equipment relating to the
          Donnacona hydroelectric facility and related personal property, but does not include the real property on which the equipment is located;

          "DONNACONA FACILITY LEASE" means the lease agreement to be entered into at Closing, pursuant to which the Fund will lease the Donnacona
          Facility Equipment to the Donnacona Partnership;

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          "DONNACONA PARTNERSHIP" means Societe Hydro-Donnacona S.E.N.C., a general partnership formed under the laws of Quebec;

          "EXTRAORDINARY RESOLUTION" shall have the meaning attributed thereto in Article 12;

          "FUND" means the trust constituted by this Declaration of Trust;

          "INCOME TAX ACT" means the Income Tax Act (Canada);

          "INITIAL CONTRIBUTION" means the amount of $10.00 paid by the Initial
          Unitholder to the Trustees as of the date hereof for the purpose of settling the trust constituted by the Fund;

          "INITIAL TRUSTEES" means those persons named as the first trustees of the Fund in the Declaration of Trust;

          "LEASE PAYMENT RIGHT" means the right to receive a pro rata share, calculated as of the time such right is distributed or assigned, of future net lease payments under the Donnacona Facility Lease, the
          Belleterre Facility Lease and/or the Ste-Brigitte Facility Lease, as
          applicable, and net future proceeds of disposition of the Donnacona
          Facility Equipment, the Belleterre Facility Equipment and the
          Ste-Brigitte Facility Equipment, as applicable;

          "LSR ROYALTY INTERESTS" means certain royalty interests relating to the Long Sault Rapids hydroelectric facility intended to be acquired by the Fund;

          "LSR SUBORDINATE NOTE" means the secured, subordinated note of
          Algonquin Power (Long Sault) Partnership and N-R Power Partnership
          proposed to be acquired by the Fund from Ontario Energy Corporation on
          Closing;

          "NET INCOME OF THE FUND" shall have the meaning attributed thereto in
          Section 5.1;

          "OFFERING" means the offering of Units pursuant to the Prospectus, which offering is anticipated to be completed on or before December
          31, 1997 or on or before such later date as may be agreed to by the
          Trustees;

          "PROSPECTUS" means the final prospectus of the Fund providing for the initial Offering of Units to the public; and "PRELIMINARY PROSPECTUS"
          means the preliminary prospectus with respect to such Offering; and in each case includes any amendment thereof;

          "STE-BRIGITTE FACILITY EQUIPMENT" means the equipment relating to the
          Ste-Brigitte hydroelectric facility and related personal property, but does not include the real property on which the equipment is located;

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          "STE-BRIGITTE FACILITY LEASE" means the lease agreement to be entered into, pursuant to which the Fund will lease the Ste-Brigitte Facility
          Equipment to Algonquin Canada;

          "THIS DECLARATION OF TRUST", "THIS DECLARATION", "HERETO", "HEREIN",
          "HEREOF", "HEREBY", "HEREUNDER" and similar expressions refer to this instrument and not to any particular Article, section or portion hereof and include any and every instrument supplemental or ancillary hereto;

          "TRAFALGAR CLASS B NOTE" means the 6.10% secured, subordinated note due December 31, 2010, jointly and severally, of Trafalgar Power, Inc.
          and Christine Falls Corporation in the principal amount of approximately $21.8 million (US$15.8 million);

          "TRANSFER AGENT" means such company as may from time to time be appointed by the Fund to act as registrar and transfer agent of the
          Units together with any sub-transfer agent duly appointed by the
          Transfer Agent;

          "TRUST ASSETS", at any time, shall mean monies, properties and any other assets as are at such time held by the Fund or by the Trustees on behalf of the Fund, including:

          (a)  the Initial Contribution;

          (b)  all funds realized from the sale of Units;

          (c)  the Algonquin Canada Shares;

          (d)  the Canada Note;

          (e)  the US Note;

          (f)  the LSR Subordinate Note;

          (g)  the Donnacona Facility Equipment;

          (h)  the Donnacona Facility Lease;

          (i)  the Belleterre Facility Equipment;

          (j)  the Belleterre Facility Lease;

          (k)  the Ste-Brigitte Facility Equipment;

          (l)  the Ste-Brigitte Facility Lease;

          (m)  the Algonquin Note;

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          (n)  the Trafalgar Class B Note;

          (o)  the LSR Royalty Interests;

          (p)  any proceeds of disposition of the foregoing property;

          (q)  any securities issued by Algonquin Canada on the maturity of the
               Canada Note or by Algonquin America on the maturity of the US
               Note; and

          (r)  all income, interest, profit, gains and accretions and additional assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such foregoing property or such proceeds of
               disposition;

          "TRUSTEE" means at any time, an individual who is, in accordance with the provisions hereof, a trustee of the Fund at that time including, without limitation, so long as he remains a trustee, the Initial
          Trustee named in the Declaration of Trust; and "TRUSTEES" means, at any time, all of the individuals each of whom is at that time a
          Trustee;

          "UNIT CERTIFICATE" means a certificate, in the form approved by the
          Trustees, evidencing one or more Units, issued and certified in accordance with the provisions hereof;

          "UNITHOLDERS" means at any time the holders at that time of one or more Units, as shown on the register of such holders maintained by the
          Fund or by the Transfer Agent on behalf of the Fund;

          "UNITS" means the Units of the Fund authorized and issued hereunder as such and for the time being outstanding and entitled to the benefits hereof, each Unit representing an equal undivided beneficial interest in the Fund; and

          "US NOTE" means the secured, subordinated note of Algonquin America held by the Fund.

1.2 REFERENCES TO ACTS PERFORMED BY THE FUND

          For greater certainty, where any reference is made in this Declaration of Trust to an act to be performed by the Fund, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustees on behalf of the Fund or by some other person duly authorized to do so by the Trustees or pursuant to the provisions hereof.

1.3 INCOME TAX ACT

          In this Declaration of Trust, any reference to the Income Tax Act shall refer to the Income Tax Act, Revised Statutes of Canada 1985, Chapter 1
(5th Supplement) and the Income Tax Regulations as amended from time to time applicable with respect thereto. Any reference herein to a particular provision of the Income Tax Act shall include a reference to that provision

                                       -6-

as it may be renumbered or amended from time to time. Where there are proposals for amendments to the Income Tax Act which have not been enacted into law or proclaimed into force on or before the date on which such proposals are to become effective, the Trustees may take such proposals into consideration and apply the provisions hereof as if such proposals had been enacted into law and proclaimed into force on the date on which such proposals are to become effective.

1.4 GENDER

          In this Declaration of Trust, unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular number include the plural, and vice-versa, words importing a gender shall include the feminine, masculine and neuter genders, and words importing persons include an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative.

1.5 HEADINGS FOR REFERENCE ONLY

          The division of this Declaration of Trust into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Declaration of Trust.

1.6 DAY NOT A BUSINESS DAY

          In the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.
This Section is not applicable to Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.8 and
5.9. 1.7 TIME OF THE ESSENCE

          Time shall be of the essence in this Declaration of Trust.

1.8 GOVERNING LAW

          This Declaration of Trust and the Unit Certificates shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.
The parties hereto hereby irrevocably submit and attorn to the jurisdiction of the Courts of the Province of Ontario.

1.9 SUBSIDIARIES, ETC.

          In this Declaration of Trust, any reference to any direct or indirect subsidiary, affiliate or associate of the Fund or any entity in which the Fund holds a majority of the equity interests, directly or indirectly, the word
"control", the word "wholly-owned" and similar expressions shall be construed without reference to the interest by the Administrator in the relevant subsidiary, affiliate, associate or entity.

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                                    ARTICLE 2
                              DECLARATION OF TRUST

2.1 ESTABLISHMENT OF FUND

          The Trustees hereby declare and agree to hold the Trust Assets in trust for the use and benefit of the Unitholders, their permitted assigns and personal representatives upon the trusts and subject to the terms and conditions hereinafter declared and set forth, such trust to constitute the Fund hereunder.

2.2 INITIAL CONTRIBUTION

          The Initial Unitholder paid, concurrent with the execution hereof, the
Initial Contribution to the Trustees for the purpose of settling the Fund, and the Initial Unitholder was issued an initial Unit in the Fund.

2.3 NAME OF FUND

          The Fund shall be known and designated as the "Algonquin Power Income
Fund" and, whenever lawful and convenient, the property of the Fund shall be held and the affairs of the Fund shall be conducted and transacted under that name.

          If the Trustees determine that the use of such name is not practicable, legal or convenient, the Fund may use such other designation or may adopt such other name as the Trustees deem appropriate, and the Fund may hold property and conduct and transact its affairs under such other designation or name.

2.4 HEAD OFFICE

          The head office of the Fund hereby created shall be located in
Toronto, Ontario, or such other place or places in Canada as the Trustees may from time to time designate.

2.5 NATURE OF THE FUND

          The Fund is an unincorporated open ended mutual fund trust, established for the purpose specified in Section 4.1. The Fund is not, is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company nor shall the Trustees or any individual Trustee or the Unitholders or any of them or any person be, or be deemed to be, treated in any way whatsoever as liable or responsible hereunder as partners or joint venturers. The Trustees shall not be, or be deemed to be, agents of the Unitholders. The relationship of the Unitholders to the Trustees shall be solely that of beneficiaries of the Fund and their rights shall be limited to those conferred upon them by this Declaration of Trust.

2.6 LEGAL OWNERSHIP OF ASSETS OF THE FUND

          The legal ownership of the Trust Assets and the right to conduct the affairs of the Fund are vested exclusively in the Trustees, or such other persons as the Trustees may determine,

                                       -8-

and the Unitholders shall have no interest therein other than the rights specifically set forth in this Declaration of Trust and they shall have no right to compel any partition, division, dividend or distribution of the Trust Assets or any of the other assets of the Fund, except as specifically provided herein.
The Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration of
Trust.

2.7 LIABILITY OF UNITHOLDER

          No Unitholder in its capacity as such shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund or the obligations or the affairs of the Fund or with respect to any act performed by or omission of the Trustees or any other person pursuant to this Declaration of Trust nor shall any Unitholder be liable to indemnify the Trustees or any other person with respect to any such liability or liabilities and all such persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising out of or in connection therewith and the Trust Assets only shall be subject to levy or execution.

                                    ARTICLE 3
                             ISSUE AND SALE OF UNITS

3.1 NATURE OF UNITS

     (a)  The beneficial interests in the Fund shall be divided into interests of one class, described and designated as Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein, and the interest of each Unitholder shall be determined by the number of Units registered in the name of the Unitholder.

     (b)  Each Unit represents an equal undivided beneficial interest in any distribution from the Fund (whether of net income, net realized capital gains or other amounts), subject to the provisions of Section
          6.5 hereof, and in any net assets of the Fund in the event of termination or winding-up of the Fund. All Units outstanding from time to time shall be entitled to equal shares in any distributions by the
          Fund and, in the event of termination or winding-up of the Fund, in the net assets of the Fund. All Units shall rank among themselves equally and rateably without discrimination, preference or priority.

3.2 AUTHORIZED NUMBER OF UNITS

          The aggregate number of Units which is authorized and may be issued hereunder is unlimited.

3.3 ISSUE OF UNITS

     (a)  Units may be issued at the times, to the persons, for the consideration and on the terms and conditions that the Trustees determine and, without limiting the generality of the foregoing, the
          Trustees may authorize the Fund to pay a

                                       -9-

          reasonable commission to any person in consideration of such person purchasing or agreeing to purchase Units from the Fund or from any other person or procuring or agreeing to procure purchasers for Units.

     (b)  Units are only to be issued as fully paid and are not to be subject to future calls or assessments, provided however that Units issued under any offering subsequent to the Offering may be issued for a consideration payable in instalments and that the Fund may take security over any Units issued under any such offering as security for unpaid instalments and assign the benefit of all or part of such security.

3.4 FRACTIONAL UNITS

          Fractions of Units may be issued.

3.5 RE-PURCHASE OF INITIAL UNIT BY FUND

          Immediately after the Closing, the Fund will purchase the initial Unit from the Initial Unitholder, and the Initial Unitholder shall sell the initial
Unit to the Fund for a purchase price of $10.00 and upon the completion of such purchase and sale, the initial Unit shall be cancelled and shall no longer be outstanding for any of the purposes of this Declaration of Trust.

3.6 CONSOLIDATION OF UNITS

          Immediately after any pro rata distribution of additional Units to all
Unitholders pursuant to Section 5.9, the number of the outstanding Units will be consolidated such that each Unitholder will hold after the consolidation the same number of Units as the Unitholder held before the distribution of additional Units. In this case, each Unit Certificate representing a number of
Units prior to the distribution of additional Units is deemed to represent the same number of Units after the distribution of additional Units and the consolidation.

                                    ARTICLE 4
                               INVESTMENTS OF FUND

4.1 PURPOSE OF THE FUND

          The Fund is a limited purpose trust and is restricted to:

     (a)  investing in securities issued by Algonquin Canada, including the
          Algonquin Canada Shares and the Canada Note;

     (b)  investing in securities, directly or indirectly, of Algonquin America, including the US Note;

     (c)  investing in the Donnacona Facility Equipment and leasing such equipment to the Donnacona Partnership pursuant to the Donnacona
          Facility Lease;

     (d)  investing in the Belleterre Facility Equipment and leasing such equipment to Algonquin Canada pursuant to the Belleterre Facility
          Lease;

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     (e)  investing in the Ste-Brigitte Facility Equipment and leasing such equipment to Algonquin Canada pursuant to the Ste-Brigitte Facility
          Lease;

     (f)  investing in the LSR Subordinate Note;

     (g)  investing in the Algonquin Note; (h) investing in the Trafalgar Class
          B Note;

     (i)  temporarily holding cash and short term investments in accordance with a policy from time to time determined by the Trustees or pursuant to escrow agreements approved by the Trustees on behalf of the Fund, until such time as such funds are required in order for the Fund to acquire Trust Assets and making investments in energy related assets and such other investments as the Trustees consider reasonable and appropriate;

     (j)  investing in the LSR Royalty Interests; and

     (k)  temporarily holding cash and short term investments in accordance with a policy from time to time determined by the Trustees, including investments in Algonquin Canada, Algonquin America, Algonquin Power
          Corporation Inc. and the Donnacona Partnership, for the purposes of paying the expenses and the liabilities of the Fund, paying amounts payable by the Fund in connection with the redemption of any Units, and making distributions to Unitholders.

4.2 INVESTMENT OF PROCEEDS OF OFFERING

          At and after the Time of Closing, the Trustees shall use the proceeds, net of expenses, from the Offering to subscribe for and purchase from Algonquin
Canada all of the issued and outstanding Algonquin Canada Shares and the Canada
Note, subscribe for and purchase from Algonquin America the US Note issued by
Algonquin America, acquire the Donnacona Facility Equipment, the Belleterre
Facility Equipment, the Ste-Brigitte Facility Equipment and the LSR Subordinate
Note, subscribe for and purchase the Algonquin Note, purchase the Trafalgar
Class B Note, purchase the LSR Royalty Interests and temporarily invest certain of the funds of the Fund pending the acquisition of other investments or, if such acquisitions are not completed, to return such funds to Unitholders pro rata based on the number of Units held.

4.3 OTHER INVESTMENTS

          To the extent that any monies or other property received by the Fund or the Trustees are not to be immediately used by the Trustees for the purpose of making distributions under Article 5 hereof, the Trustees are hereby authorized to and, where prudent to do so, shall invest, directly or indirectly, such monies in (i) debt obligations of or guaranteed by the Government of Canada or a province of Canada, in short-term paper and certificates of deposit issued or guaranteed by a Canadian chartered bank whose securities are listed and posted for trading on The Toronto Stock Exchange; (ii) interest-bearing accounts in such a Canadian

                                      -11-

chartered bank; (iii) energy related assets and such other investments as the
Trustees consider reasonable and appropriate. Under no circumstances shall the
Trustees purchase or authorize the purchase of any investment such that 20% (or such other percentage as may be prescribed by the regulations under the Income
Tax Act from time to time) or more of the Trust Assets, determined on the basis of cost amount, would constitute "foreign property" as defined under subsection
206(1) of the Income Tax Act.

4.4 SOLE UNDERTAKING

          Notwithstanding any other provision hereof, the only undertaking of the Fund will be:

     (a)  the investing of its funds in property (other than real property or an interest in real property);

     (b)  the acquiring, holding, maintaining, improving, leasing or managing of any real property (or interest in real property) that is capital property of the Fund; or

     (c)  any combination of the activities referred to in subsections 4.4(a)
          and (b).

                                    ARTICLE 5
                                  DISTRIBUTIONS

5.1 COMPUTATION OF CASH FLOW

          For purposes of this Article 5, the Cash Flow of the Fund, for, or in respect of, the period ending on a Distribution Record Date and commencing immediately following the preceding Distribution Record Date (or, for the first
Distribution Record Date, the period commencing on the date hereof) (a "Period")
shall be determined pursuant to the following provisions:

          (i)  the following amounts shall be included:

               (A)  all cash amounts which are received by the Fund for or in respect of the Period, including, without limitation,
                    interest, dividends, royalties, lease payments,
                    distributions from trusts, proceeds from the disposition of securities including any proceeds of redemption of shares or trust units, returns of capital and repayments of
                    indebtedness; and

               (B)  all cash amounts received by the Fund for or in respect of any prior Period to the extent not previously distributed;
                    and

          (ii) the following amounts shall be excluded: all amounts required to satisfy the redemption of Units and which have become payable in cash by the Fund in such Period, and the amount (if any) by which
               Net Income of the Fund for the period is negative.

                                      -12-

          The Distributable Capital for, or in respect of, a Period shall be the
Cash Flow of the Fund for such Period less any amount or amounts ("Fund Cash
Requirements") which the Trustees may reasonably consider to be necessary to provide for the payment of any costs, expenses or obligations which have been or may be incurred in the course of the activities and operations of the Fund
(including, for greater certainty, administrative expenses of the Fund and amounts required for the business and operations of the Fund and, in particular, amounts required to pay the deferred portion of the purchase price for any assets acquired by the Fund, directly or indirectly) and to provide for the payment of any tax liability of the Fund or its subsidiary entities.

5.2 COMPUTATION OF INCOME AND NET REALIZED CAPITAL GAINS

     (a)  The "Net Income of the Fund" for any taxation year of the Fund shall be the net income of the Fund for the year computed in accordance with the provisions of the Income Tax Act, less the amounts of any non-capital losses of the Fund for prior years that are deductible in computing the Fund's taxable income for the year in accordance with the Income Tax Act; provided, however, that capital gains and capital losses shall be excluded and provided further that:

          (i)  the portion of the Fund's income comprised of taxable dividends received from corporations resident in Canada shall be calculated on the basis that the amount included in the Fund's income is the actual amount of the dividend received, excluding the gross-up adjustment provided in paragraph 82(1)(b) of the Income Tax Act;
               and

          (ii) no amount shall be deductible in respect of amounts paid or payable to Unitholders.

     (b)  The "Net Realized Capital Gains" of the Fund for any year shall be determined as the amount, if any, by which the aggregate of the capital gains of the Fund in the year exceeds the aggregate of the capital losses of the Fund in the year and the product of two (or the reciprocal of any proportion other than one-half that may be provided under section 38 of the Income Tax Act in respect of the relevant year) and the amount of any net capital losses from prior years which the Fund is permitted by the Income Tax Act to deduct in computing the taxable income of the Fund for the year.

     (c)  Notwithstanding Sections 5.2(a) and (b), Net Income of the Fund and
          Net Realized Capital Gains shall not include any income ("Redemption
          Income") or capital gains ("Redemption Gains"), respectively, which are realized by the Fund, in accordance with the Income Tax Act, on a distribution of Fund Assets to a Unitholder pursuant to an in specie redemption of the Unitholder's Units under Section 6.5.

                                      -13-

5.3 DISTRIBUTIONS OF CASH FLOW OF THE FUND

          The Trustees will, on or before each Distribution Record Date, declare payable to the holders of Units on such Distribution Record Date, all of the
Distributable Capital of the Fund for the Period which includes such
Distribution Record Date. The proportionate share of each Fund Unit of the amount of such Distributable Capital of the Fund shall be determined by dividing the Distributable Capital by the number of issued and outstanding Units on such
Distribution Record Date. Each Unitholder's share of such Distributable Capital of the Fund shall be an amount equal to the proportionate share of each Fund
Unit of such Distributable Capital of the Fund multiplied by the number of Units owned of record by each such Unitholder on such Distribution Record Date.
Subject to Section 5.7, Distributable Capital of the Fund which has been declared to be payable to holders of Units in respect of a Period shall be paid in cash on the Distribution Payment Date next following the end of such Period.
If a Distribution Payment Date is not a Business Day, the amount payable on that date shall be paid on the last Business Day preceding such Distribution Payment
Date and such day shall be the Distribution Payment Date for the purpose of such amount.

5.4 OTHER DISTRIBUTIONS

     (a)  In addition to the distributions which are made payable to holders of
          Units pursuant to Section 5.3, the Trustees may declare to be payable and make distributions to holders of Units, from time to time, out of
          Net Income of the Fund, Net Realized Capital Gains, the capital of the
          Fund or otherwise, in any year, in such amount or amounts, and on such dates as the Trustees may determine.

     (b)  Having regard to the present intention of the Trustees to allocate, distribute and make payable to holders of Units all of the Net Income of the Fund, Net Realized Capital Gains and any other applicable amounts for each taxation year so that the Fund will not have any liability for tax under Part I of the Income Tax Act in any such year, the amount, if any, by which the Net Income of the Fund and Net
          Realized Capital Gains for each taxation year exceed the aggregate of:

          (i)  such part of the taxable capital gains of the Fund for the year required to be retained by the Fund to maximize its capital gains refund for such year, but only if the Trustees have passed a resolution that this Section 5.4(b)(i) is to apply to the Fund for that year by the end of the year; and

          (ii) any amount that became payable by the Fund during the year to
               Unitholders on the Units (other than amounts that became payable to Unitholders on the redemption of their Units), shall without any further actions on the part of the Trustees, be due and payable at the end of the year to holders of Units of record as at that time.

     (c)  The proportionate share of each Fund Unit of the amount of any distribution made pursuant to either or both of Sections 5.4(a) and
          (b) shall be determined by dividing such amount by the number of issued and outstanding Units on the

                                      -14-

          applicable record date in respect of a distribution pursuant to
          Section 5.4(a) and on the last Distribution Record Date for the year in respect of a distribution pursuant to Section 5.4(b). Each holder of Units' share of the amount of any such distribution shall be an amount equal to the proportionate share of each Fund Unit of such amount multiplied by the number of Units owned of record by each such holder of Units on such applicable record date or the last
          Distribution Record Date in the year of such distribution, as the case may be. Subject to Section 5.7, amounts which have been declared to be payable to holders of Units pursuant to either Section 5.4(a) or (b)
          shall be paid in cash on the Distribution Payment Date which immediately follows the applicable record date in respect of a distribution pursuant to Section 5.4(a) or the last Distribution
          Record Date for the year in respect of a distribution pursuant to
          Section 5.4(b).

     (d)  In addition to the distributions which are made payable to Unitholders under Sections 5.3 and 5.4, the Trustees shall allocate any Redemption
          Income and Redemption Gains realized by the Fund in connection with the redemption of Units of a particular Unitholder pursuant to Section
          6.5 to that Unitholder, so that an amount equal to such Redemption
          Income and Redemption Gains shall be allocated to and shall be treated as an amount paid to the redeeming Unitholder.

5.5 CHARACTER OF DISTRIBUTIONS AND DESIGNATIONS

          In accordance with and to the extent permitted by the Income Tax Act, the Trustees in each year shall make designations in respect of the amounts payable to holders of Units for such amounts that the Trustees consider to be reasonable in all of the circumstances, including, without limitation, designations relating to taxable dividends received by the Fund in the year on shares of taxable Canadian corporations, net capital gains realized by the Fund in the year and foreign source income of the Fund for the year, as well as elect under subsections 104(13-1) and/or (13.2) of the Income Tax Act that income be taxed to the Fund, rather than to such Unitholders. Distributions payable to holders of Units pursuant to this Article 5 shall be deemed to be distributions of Net Income of the Fund, Net Realized Capital Gains, Fund capital or other items in such amounts as the Trustees shall, in their absolute discretion, determine. For greater certainty, it is hereby declared that any distribution of
Net Realized Capital Gains shall include the non-taxable portion of the capital gains of the Fund which are encompassed in such distribution. In addition, one-half (or any other proportion that may be provided for from time to time under section 38 of the Income Tax Act) of Redemption Gains in respect of a redeeming Unitholder shall be designated as taxable capital gains of that
Unitholder under subsection 104(21) of the Income Tax Act, and any portion of the Redemption Income and Redemption Gains in respect of that Unitholder as may be income from a source in a country other than Canada, within the meaning of subsection 104(22) of the Income Tax Act, shall be designated as that
Unitholder's income from that source in accordance with that subsection.

5.6 ENFORCEABIIITY OF RIGHT TO RECEIVE DISTRIBUTIONS

          For greater certainty, it is hereby declared that each Unitholder shall have the legal right to enforce payment of, and to be paid, at the end of each year, any amount payable to

                                      -15-

such Unitholder as a result of any distribution which is payable to such
Unitholder pursuant to this Article and remaining unpaid in respect of that year.

5.7 METHOD OF PAYMENT OF DISTRIBUTIONS

     (a)  Where the Trustees determine that the Fund does not have available cash in an amount sufficient to make payment of the full amount of any distribution which has been declared to be payable pursuant to this
          Article on the due date for such payment (in particular, after taking into account any Fund Cash Requirements), the payment may, at the option of the Trustees, include the pro rata issuance of additional
          Units, or fractions of Units, if necessary, having a value equal to the difference between the amount of such distribution and the amount of cash which has been determined by the Trustees to be available for the payment of such distribution.

     (b)  The value of each Fund Unit which is issued pursuant to Section 5.7(a)
          shall be determined using the closing trading price (or if there was no trade, the average of the last bid and the last ask prices) of the
          Units on the relevant Distribution Payment Date (or, if the
          Distribution Payment Date is not a Business Day, on the last Business
          Day preceding that Distribution Payment Date) on the principal stock exchange where the Units are listed or, if not so listed, such other value as the Trustees shall determine.

5.8 WITHHOLDING TAXES

          The Trustees shall deduct or withhold from distributions payable to any Unitholder all amounts required by law to be withheld from such distributions.

5.9 DEFINITIONS

          Unless otherwise specified or the context otherwise requires, any term in this Article 5 which is defined in the Income Tax Act shall have for the purposes of this Article 5 the meaning that it has in the Income Tax Act."

                                    ARTICLE 6
                               REDEMPTION OF UNITS

6.1 RIGHT OF REDEMPTION

          Each Unitholder shall be entitled to require the Fund to redeem at any time or from time to time at the demand of the Unitholder all or any part of the
Units registered in the name of the Unitholder at the prices determined and payable in accordance with the conditions hereinafter provided.

                                      -16-

6.2 EXERCISE OF REDEMPTION RIGHT

          To exercise a Unitholder's right to require redemption under this
Article 6, a duly completed and properly executed notice requiring the Fund to redeem Units, in a form approved by the Trustees, shall be sent to the Fund at the head office of the Fund, together with the Unit Certificate or Unit
Certificates representing the Units to be redeemed. No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Trustees and is accompanied by any further evidence that the
Trustees may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

          Upon receipt by the Fund of the notice to redeem Units, the Unitholder shall thereafter cease to have any rights with respect to the Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon which are declared payable to the
Unitholders of record on a date which is subsequent to the date of receipt by the Fund of such notice. Units shall be considered to be tendered for redemption on the date that the Fund has, to the satisfaction of the Trustees, received the notice, Unit Certificates and other required documents or evidence as aforesaid.

6.3 CASH REDEMPTION

          Subject to Section 6.4, upon receipt by the Fund of the notice to redeem Units in accordance with Section 6.2, the holder of the Units tendered for redemption shall be entitled to receive a price per Unit (hereinafter called the "Cash Redemption Price") equal to the lesser of:

     (a)  95% of the market price of the Units on the principal market on which the Units are quoted for trading during the 10 day trading period commencing immediately after the date on which the Units were tendered to the Fund for redemption; and

     (b)  the closing market price on the principal market on which the Units are quoted for trading on the date that the Units were so tendered for redemption.

          For the purposes of subsection 6.3(a), the market price shall be an amount equal to the weighted average trading price of the Units for each of the trading days on which there was a closing price; provided that if the applicable exchange or market cannot provide the weighted average trading price but only provides the highest and lowest prices of the Units traded on a particular day, the market price shall be an amount equal to the simple average of the average of the highest and lowest prices for each of the trading days on which there was a trade; and provided further that if there was trading on the applicable exchange or market for fewer than five of the 10 trading days, the market price shall be the simple average of the following prices established for each of the
10 trading days: the average of the last bid and last ask prices for each day on which there was no trading; the weighted average trading price of the Units for each day that there was trading if the exchange or market provides a weighted average trading price; and the average of the highest and lowest prices of the
Units for each day that there was trading, if the market provides only the highest and lowest prices of Units traded on a particular day. For the purposes of subsection 6.3(b), the closing market price shall be: an amount equal to the closing price of the Units if there was a trade on the date; an amount equal to the average of the highest and lowest prices of Units if there was trading and the exchange or other market

                                      -17-

provides only the highest and lowest prices of Units traded on a particular day;
or the average of the last bid and last ask prices if there was no trading on the date.

          The aggregate Cash Redemption Price payable in respect of the Units tendered for redemption during any calendar month shall be paid by cheque, drawn on a Canadian chartered bank or a trust company in lawful money of Canada, payable at par to or to the order of the Unitholder who exercised the right of redemption on the last day of the calendar month following the month in which the Units were tendered for redemption. Payments made by the Fund of the Cash
Redemption Price are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the former Unitholder unless such cheque is dishonoured upon presentment. Upon such payment, the Fund shall be discharged from all liability to the former Unitholder in respect of the
Units so redeemed.

6.4 NO CASH REDEMPTION IN CERTAIN CIRCUMSTANCES

          Section 6.3 shall not be applicable to Units tendered for redemption by a Unitholder, if:

     (a)  the total amount payable by the Fund pursuant to Section 6.3 in respect of such Units and all other Units tendered for redemption in the same calendar month exceeds $250,000; provided that the Trustees may, in their sole discretion, waive such limitation in respect of any calendar month;

     (b)  at the time the Units are tendered for redemption, the outstanding
          Units of the Fund are not listed for trading on The Toronto Stock
          Exchange and are not traded or quoted on any other stock exchange or market which the Trustees consider, in their sole discretion, provides representative fair market value prices for the Units; or

     (c)  the normal trading of the outstanding Units of the Fund is suspended or halted on any stock exchange on which the Units are listed for trading or, if not so listed, on any market on which the Units are quoted for trading, on the date that such Units tendered for redemption were tendered to the Fund for redemption or for more than five trading days during the 10 day trading period commencing immediately after the date on which such Units tendered for redemption were tendered to the Fund for redemption.

6.5 IN SPECIE REDEMPTION

          If, pursuant to Section 6.4, Section 6.3 is not applicable to Units tendered for redemption by a Unitholder, such Unitholder shall, instead of the
Cash Redemption Price per Unit specified in Section 6.3, be entitled to receive a price per Unit (hereinafter called the "In Specie Redemption Price") equal to the fair market value thereof as determined by the Trustees and in making such determination there shall be deducted from such price otherwise determined the amount of any tax for which the Fund becomes liable on income or capital gains realized further to the redemption which are not considered to have been distributed to the redeeming Unitholder for purposes of the Income Tax Act (the
"Redemption Tax Liability"). The In Specie

                                      -18-

Redemption Price shall, subject to all necessary regulatory approvals, be paid and satisfied by way of a pro rata distribution in specie of Trust Assets other than tangible property provided that such payment shall be reduced on a pro rata basis to reflect the Redemption Tax Liability. No fractional notes or shares shall be distributed and where the number of notes or shares to be received upon redemption by a Unitholder would otherwise include a fraction, that number shall be rounded to the next lowest whole number. The In Specie Redemption Price payable in respect of Units tendered for redemption during any month shall be paid by the transfer, to or to the order of the Unitholder who exercised the right of redemption, on the last day (the "Transfer Date") of the calendar month following the month in which the Units were tendered for redemption, of the
Trust Assets other than tangible property determined as aforesaid. Payments by the Fund of the In Specie Redemption Price are conclusively deemed to have been made upon the mailing of certificates or other evidence of notes and shares and similar evidence of ownership of other Trust Assets, if any, by registered mail in a postage prepaid envelope addressed to the former Unitholder. Upon such payment, the Fund shall be discharged from all liability to the former
Unitholder in respect of the Units so redeemed.

6.6 CANCELLATION OF CERTIFICATES FOR ALL REDEEMED UNITS

          All certificates representing Units which are redeemed under this
Article 6 shall be cancelled and such Units shall no longer be outstanding and shall not be reissued.

                                    ARTICLE 7
                                    TRUSTEES

7.1 NUMBER OF TRUSTEES

          The Trustees shall consist of not more than seven Trustees nor less than one Trustee with the number of Trustees from time to time within such range being fixed by resolution of the Trustees.

7.2 CALLING AND NOTICE OF MEETINGS

          Meetings of the Trustees shall be called and held at such time and at such place as the Trustees, the Chairman of the Trustees or for so long as there is only one Trustee, one Trustee, or for so long as there are at least two
Trustees, two Trustees may determine, and any one Trustee or officer of the Fund may give notice of meetings when directed or authorized by such persons. Notice of each meeting of the Trustees shall be given to each Trustee not less than 48 hours before the time when the meeting is to be held, provided that if a quorum of Trustees is present, the Trustees may without notice hold a meeting immediately following an annual meeting of Unitholders. Notice of a meeting of the Trustees may be given verbally, in writing or by telephone, fax or other means of communication. A notice of a meeting of Trustees need not specify the purpose of or the business to be transacted at the meeting. Notwithstanding the foregoing, the Trustees may by resolution from time to time fix a day or days in any month or months for regular meetings of the Trustees at a place and hour to be named, in which case, provided that a copy of such resolution is sent to each
Trustee forthwith after being passed and forthwith after each Trustee's appointment, no other notice shall be required for any such regular meeting.

                                      -19-

7.3 PLACE OF MEETINGS

          Meetings of the Trustees may be held at any place in Canada. A Trustee who attends a meeting of Trustees, in person or by telephone, is deemed to have consented to the location of the meeting except when he or she attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

7.4 MEETINGS BY TELEPHONE

          With the consent of the chairman of the meeting or a majority of the other Trustees present at the meeting, a Trustee may participate in a meeting of the Trustees or of a committee of the Trustees by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A Trustee participating in such a meeting in such manner shall be considered present at the meeting and at the place of the meeting.

7.5 QUORUM

          The quorum for the transaction of business at any meeting of the
Trustees shall consist of one Trustee for so long as there is only one Trustee, or at any time there is more than one Trustee, two Trustees or such greater number of Trustees as the Trustees may from time to time determine, and, notwithstanding any vacancy among the number of Trustees, a quorum of Trustees may exercise all of the powers of the Trustees.

7.6 CHAIRMAN

          The chairman of any meeting of the Trustees shall be the Trustee present at the meeting who holds the office of Chairman of the Trustees or if such person is not present, the Trustees present shall choose one of their number to be chairman.

7.7 ACTION BY THE TRUSTEES

          At all meetings of the Trustees every question shall be decided by a majority of the votes cast on the question. In the case of equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.
The powers of the Trustees may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all Trustees who would be entitled to vote on that resolution at a meeting of the Trustees.
Resolutions in writing may be signed in counterparts.

7.8 ADJOURNED MEETING

          Any meeting of Trustees may be adjourned from time to time by the chairman of the meeting with the consent of the meeting to a fixed time and place. Further notice of the adjourned meeting need not be given. The adjourned meeting shall be duly constituted if a quorum is present and if it is held in accordance with the terms of the adjournment. If there is not a quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

                                      -20-

7.9 REMUNERATION AND EXPENSES

          The Trustees shall be paid such remuneration for their services as such as the Trustees may from time to time determine, acting reasonably. The
Trustees shall also be entitled to be reimbursed for reasonable travelling and other expenses properly incurred by them in attending meetings of the Trustees or any committee thereof or in connection with their services as Trustees.
Nothing herein contained shall preclude any Trustee from serving the Fund in any other capacity and receiving remuneration therefor.

7.10 OFFICERS

          The Trustees from time to time may appoint one or more officers of the
Fund, including without limitation a Chairman of the Trustees, and, without prejudice to rights under any employment contract, may remove any officer of the
Fund. The powers and duties of each officer of the Fund shall be those determined from time to time by the Trustees and, in the absence of such determination, shall be those usually applicable to the office held.

                                    ARTICLE 8
                APPOINTMENT, RESIGNATION AND REMOVAL OF TRUSTEES

8.1 QUALIFICATION OF TRUSTEES

          The following persons are disqualified from being a Trustee of the
Fund:

     (a)  anyone who is less than eighteen years of age;

     (b)  anyone who is of unsound mind and has been so found by a Court in
          Canada or elsewhere;

     (c)  a person who is not an individual;

     (d)  a person who is a non-resident of Canada as defined in the Income Tax
          Act; and

     (e)  a person who has the status of bankrupt.

8.2 APPOINTMENT OF TRUSTEES

          The Initial Trustee is hereby appointed as the initial Trustee of the
Fund for an initial term of office which, subject to Section 8.5, shall expire
(subject to further appointment) at the close of the first annual meeting of
Unitholders. Notwithstanding Section 8.7, prior to the Closing the Initial
Trustee may appoint up to four additional Trustees for a term to expire (subject to further appointment) at the close of the first annual meeting of Unitholders except as otherwise provided in this Declaration of Trust. Trustees shall be appointed (including the reappointment of incumbent Trustees) at each annual meeting of Unitholders, and may be appointed at a special meeting of
Unitholders, in each case to hold office, subject to Section 8.5, for a term expiring at the close of the next annual meeting of Unitholders following such an appointment. Any such appointment (other than by the Initial Trustee) shall be made either by a resolution approved by a majority of the votes cast at a meeting of Unitholders or shall be made

                                      -21-

by resolution in writing in the manner set out in Section 12.10. Notwithstanding the foregoing, if no Trustees are appointed at the annual meeting of Unitholders held immediately before the term of office of such Trustees expire, such
Trustees shall continue to hold the office of Trustee under this Declaration of
Trust until successors have been appointed. Notwithstanding Section 8.7, the
Trustees may, between annual meetings of the Unitholders, appoint up to two additional Trustees for a term to expire (subject to further appointment) at the close of the next annual meeting of Unitholders.

8.3 CONSENT TO ACT

     (a)  A person who is appointed a Trustee hereunder, other than the Initial
          Trustee, is not a Trustee until the person has, either before or after such appointment, executed and delivered to the Fund a consent substantially as follows:

               "To:      Algonquin Power Income Fund (the "Fund")
               And to:   The Trustees thereof

               The undersigned hereby consents to act as a Trustee of the Fund and hereby agrees, upon the later of the date of this consent and the date of the undersigned's appointment as a Trustee of the
               Fund, to thereby become a party, as a Trustee, to the Declaration of Trust dated as of September 8, 1997, as amended from time to time, constituting the Fund.

               Dated: ___________________________, ___________.

                                   (Signature)

                                                (Print Name)"

     (b)  Upon the later of a person being appointed a Trustee hereunder and executing and delivering to the Fund a consent substantially as set forth in subsection 8.3(a), such person shall become a Trustee hereunder and shall be deemed to be a party (as a Trustee) to this
          Declaration of Trust, as amended from time to time.

8.4 FAILURE TO ELECT MINIMUM NUMBER OF TRUSTEES

          If a meeting of Unitholders fails to elect the minimum number of
Trustees required by this Declaration of Trust by reason of the disqualification or death of any nominee, the Trustees elected at the meeting may exercise all of the powers of the Trustees if the number of Trustees so elected constitutes a quorum.

8.5 CEASING TO HOLD OFFICE

          A Trustee ceases to hold office when:

                                      -22-

     (a)  he or she dies or resigns;

     (b)  he or she is removed in accordance with Section 8.6; or

     (c)  he or she ceases to meet the qualifications as provided under Section
          8.1.

          A resignation of a Trustee becomes effective at the time a written resignation is sent to the Fund, or at the time specified in the resignation, whichever is later; provided that if, upon the resignation becoming effective, the number of remaining Trustees would be less than the number necessary to constitute a quorum for a meeting of Trustees, the resignation is not effective until the resigning Trustee's successor is duly appointed as a Trustee.

          Upon a Trustee ceasing to hold office as such hereunder, such Trustee shall cease to be a party (as a Trustee) to this Declaration of Trust; provided however that such Trustee shall continue to be entitled to be paid any amounts owing by the Fund to the Trustee and to the benefits of the indemnity provided in Section 9.10.

8.6 REMOVAL OF TRUSTEE

          The Unitholders of the Fund may, by resolution approved by a majority of the votes cast at a meeting of Unitholders, remove any Trustee or Trustees from office. A vacancy created by the removal of a Trustee may be filled at the meeting of Unitholders at which the Trustee is removed or, if not so filled, may be filled as set forth in Section 8.7.

8.7 FILLING VACANCIES

          A quorum of Trustees may fill a vacancy among the Trustees, except a vacancy resulting from an increase in the number of Trustees or from a failure to elect the number of Trustees fixed by this Declaration of Trust. If there is not a quorum of Trustees, or if there has been a failure to elect the minimum number of Trustees required by this Declaration of Trust, the Trustees then in office shall forthwith call a special meeting of Unitholders to fill the vacancy and, if they fail to call a meeting or if there are no Trustees then in office, the meeting may be called by any Unitholder. A Trustee appointed to fill a vacancy holds office, subject to Section 8.5, for the unexpired term of his or her predecessor.

8.8 VALIDITY OF ACTS

          An act of a Trustee is valid notwithstanding an irregularity in the appointment of the Trustee or a defect in the qualifications of the Trustee.

                                    ARTICLE 9
                             CONCERNING THE TRUSTEES

9.1 POWERS OF THE TRUSTEES

          Subject to the terms and conditions of this Declaration of Trust, the
Trustees may exercise from time to time in respect of the Trust Assets any and all rights, powers and privileges that could be exercised by a legal and beneficial owner thereof.

                                      -23-

9.2 SPECIFIC POWERS AND AUTHORITIES

          Subject only to the express limitations contained in this Declaration of Trust and in addition to any other powers and authorities conferred by this
Declaration of Trust or which the Trustees may have by virtue of any applicable present or future statute or rule of law, the Trustees (without any action or consent by the Unitholders) shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by the Trustees in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time determine proper:

     (a)  to supervise the activities and manage the investments and affairs of the Fund;

     (b)  to maintain records and provide reports to Unitholders;

     (c)  to effect payment of distributions to the Unitholders;

     (d)  to invest funds of the Fund as set forth in Article 4;

     (e)  to possess and exercise all the rights, powers and privileges pertaining to the ownership of the Trust Assets to the same extent that an individual might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or actions generally or for any particular meeting or action and may include the exercise of discretionary power;

     (f)  where reasonably required, to engage or employ on behalf of the Fund any persons as agents, representatives, employees or independent contractors (including, without limitation, investment advisors, registrars, underwriters, accountants, lawyers, appraisers, brokers or otherwise) in one or more capacities;

     (g)  except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustees except as provided in this Declaration of Trust;

     (h)  to collect, sue for and receive all sums of money coming due to the
          Fund, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, disputes, claims, demands or other litigation or proceedings, regulatory or judicial, relating to the Fund, the assets of the Fund or the Fund's affairs, to enter into agreements therefor, whether or not any suit or proceeding is commenced or claim asserted and, in advance of any controversy, to enter into agreements regarding, the arbitration, adjudication or settlement thereof;

                                      -24-

     (i)  to arrange for insurance contracts and policies insuring the Fund, its assets, the business of Algonquin Canada and its affiliates or associates, as applicable, and/or any or all of the Trustees or the
          Unitholders, including against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Fund or by the Trustees or Unitholders or otherwise;

     (j)  to cause legal title to any of the assets of the Fund to be held by and/or in the name of a Trustee, or except as prohibited by law, by and/or in the name of the Fund or any other custodian or person, on such terms, in such manner, with such powers in such person as the
          Trustees may determine and with or without disclosure that the Fund or a Trustee is interested therein, provided however that should legal title to any of the Trust Assets be held by and/or in the name of any person or persons other than a Trustee, the Trustees shall require such person or persons to execute a trust agreement acknowledging that legal title to such assets is held in trust for the benefit of the
          Fund;

     (k)  to enter into and perform the Fund's obligations under and in respect of any and all agreements to which the Fund becomes a party, including but not limited to any unanimous or other shareholders' agreement with the holders of any other securities that may be issued by Algonquin
          Canada or its affiliates or associates, as applicable, agreements in connection with the Fund's acquisition of the Trust Assets, the management of Algonquin Canada and/or its affiliates or associates, the administration and governance of the Fund or the Offering;

     (1)  to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the purpose and activities of the Fund, to promote any of the purposes for which the Fund is formed and to carry out the provisions of this Declaration of Trust; and

     (m)  to use their best efforts to ensure that the Fund complies at all times with the requirements of paragraph 108(2)(a) and subsection
          132(6) of the Income Tax Act.

9.3 VOTING OF SHARES AND DEBT HELD BY THE FUND

          The Trust Assets held from time to time by the Trustees may be voted by the Trustees at any and all meetings of shareholders of Algonquin Canada or its affiliates or associates, as the case may be, or any and all meetings of noteholders of Algonquin Canada or its affiliates or associates, as the case may be, at which the holders of such shares or notes are entitled to vote.

9.4 RESTRICTIONS ON TRUSTEE'S POWERS

     (a)  Notwithstanding Section 9.3, the Trustees may not under any circumstances whatsoever authorize or vote the Algonquin Canada Shares in favour of:

                                      -25-

          (i)   any amendment to the articles of Algonquin Canada or its
                subsidiaries to change the authorized capital of Algonquin
                Canada or its subsidiaries or change or remove any restriction on the business of Algonquin Canada or its subsidiaries or change or amend the rights, privileges, restrictions and
                conditions attaching to any class of shares of Algonquin Canada or its subsidiaries, as applicable;

          (ii)  any sale, lease or other disposition of all or substantially all of the property and assets of Algonquin Canada or its
                subsidiaries except in the ordinary course of business;

          (iii) any issue of shares in the capital of Algonquin Canada or its subsidiaries other than to the Fund, Algonquin Power Trust or any one or more of their respective wholly-owned subsidiaries, as applicable;

          (iv)  any amalgamation or other merger of Algonquin Canada or its subsidiaries with any other corporation, except one or more wholly-owned subsidiaries of the Fund, Algonquin Power Trust or any one or more of their respective wholly-owned subsidiaries;
                or

          (v)   any amendment to any unanimous shareholders agreement entered into in respect of Algonquin Canada or its subsidiaries,

          except as part of an internal reorganization of the Fund's Assets, including, without limitation, Algonquin Power Trust or any one or more wholly-owned subsidiaries of the Fund or Algonquin Power Trust or any one or more trusts of which the Fund is, directly or indirectly, the sole beneficiary.

     (b)  The Trustees shall have no power to borrow, incur any indebtedness or give any guarantee on behalf of the Fund or any other person or to charge, pledge, hypothecate or grant any security interest, mortgage or encumbrance over or with respect to all or any of the Trust Assets;
          provided that:

          (i)   the Fund may subscribe for or otherwise purchase any securities of Algonquin Canada or its affiliates or associates including the Algonquin Canada Shares, the Canada Note, the US Note, the
                LSR Subordinate Note, the Algonquin Note and the Trafalgar Class
                B Note and may sell, transfer, assign, charge, hypothecate or grant any security interest, mortgage or encumbrance in, over or with respect to any assets of the Fund, all on such terms and conditions as the Trustees may from time to time approve;

          (ii)  the Fund may incur indebtedness for borrowed money up to a maximum of $1.5 million incurred for capital expenditures and operations related purposes for facilities in which the Fund then has an interest, directly or indirectly, and without
                restriction with the approval of the Unitholders by
                Extraordinary Resolution at a meeting of Unitholders called for that purpose and may assign, charge, pledge, hypothecate or grant any security

                                      -26-

                interest, mortgage or encumbrance in, over or with respect to the Trust Assets as security therefor; and

          (iii) the Fund may give a guarantee of any obligations of any direct or indirect subsidiary of the Fund or any entity in which the
                Fund holds a majority, directly or indirectly, of the equity interest, and charge, pledge, hypothecate or grant any security interest, mortgage or encumbrance over or with respect to all or any of the Trust Assets in connection with such guarantee; and

          (iv)  the Fund may incur indebtedness for borrowed money from time to time, provided that:

               (A)  such indebtedness is on terms and conditions acceptable to the Trustees;

               (B)  such indebtedness is incurred in respect of the acquisition of additional assets which meet the acquisition guidelines established by the Trustees, as the same may be amended by the Trustees from time to time;

               (C)  such indebtedness is incurred in respect of the acquisition of additional assets which is expected to result in an
                    increase in the aggregate amount of Net Income of the Fund and Distributable Capital on a per Unit basis;

               (D)  the Fund will be prohibited from further borrowing if the
                    Consolidated Distributable Cash Coverage Ratio is less than three to one, however, this limitation is not applicable to borrowings by the Fund made solely to refinance existing
                    borrowings;

               (E)  for purposes of subclause (D) above, "CONSOLIDATED
                    DISTRIBUTABLE CASH COVERAGE RATIO" means as of the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Distributable Cash
                    Coverage Ratio, the ratio of (i) the aggregate amount of Net
                    Income of the Fund and Distributable Capital that is
                    distributed to Unitholders for the four full calendar
                    quarters immediately prior to the Transaction Date to (ii)
                    the aggregate debt service costs in respect of the
                    consolidated Fund Indebtedness as at the Transaction Date;
                    provided that in respect of Fund Indebtedness incurred prior to June 30, 1999, Net Income of the Fund and Distributable
                    Capital distributed to Unitholders for the preceding four
                    full calendar quarter will be the amount of forecast
                    distributable cash disclosed in the Financial Forecast of
                    the Fund for the period from July 1, 1998 to June 30, 1999 contained in the Fund's prospectus dated June 26, 1998 plus the amount of incremental Net Income of the

                                      -27-

                    Fund and Distributable Capital which is anticipated to arise from the investment in the additional assets for which the indebtedness is incurred, as determined by the Trustees,
                    acting reasonably. In addition, if since the beginning of
                    the four full calendar quarters period preceding the
                    Transaction Date, (i) the Fund shall have engaged in any
                    sale of its assets, Net Income of the Fund and Distributable
                    Capital distributed to Unitholders for such period shall be reduced by an amount equal to the Net Income of the Fund and
                    Distributable Capital (if positive), or increased by an
                    amount equal to the Net Income of the Fund and Distributable
                    Capital (if negative), directly attributable to the assets which are the subject of such asset sale for the period
                    calculated on a pro forma basis as if such asset sale and
                    related retirement of indebtedness had occurred on the first day of such period or (ii) the Fund shall have acquired any material assets out of the ordinary course of business, Net
                    Income of the Fund and Distributable Capital shall be
                    calculated on a pro forma basis as if such asset acquisition had occurred on the first day of such four calendar quarters period;

               (F)  for purposes of subclause (E) above, "FUND INDEBTEDNESS"
                    shall refer only to indebtedness for which recourse is not limited to a specific generating facility or group of
                    facilities in which the Fund has an interest, directly or
                    indirectly; and

          (v)  the Fund may assign, charge, pledge, hypothecate or grant a security interest, mortgage or encumbrance in, over or with respect to the assets of the Fund as security for any permitted indebtedness hereunder; and

          provided further, for greater certainty, that such restrictions on borrowing, incurring indebtedness, giving of guarantees, or charging, pledging, hypothecating or granting of any security interest, mortgage or encumbrance do not apply to Algonquin Canada or its affiliates or associates.

     (c)  Subject to subsection 9.4(b) hereof, the Trustees shall have no power to sell, assign or otherwise dispose of all or substantially all of the Trust Assets (except pursuant to an in specie redemption under
          Section 6.5), except:

          (i)  with the approval of the Unitholders called for that purpose; or

          (ii) as part of an internal reorganization of the direct or indirect assets of the Fund as a result of which the Fund has the same interest, whether direct or indirect, in the assets comprising the interest, whether direct or indirect, that it had prior to the reorganization.

                                      -28-

          For greater certainty, the Trustees shall have the power to sell, assign or dispose of any Trust Assets where such sale, assignment or other disposition does not constitute a sale of all or substantially all of the Trust Assets.

9.5 BANKING

          The banking activities of the Fund, or any part thereof, shall be transacted with such bank, trust company, or other firm or corporation carrying on a banking business as the Trustees may designate, appoint or authorize from time to time and all such banking activities, or any part thereof, shall be transacted on the Fund's behalf by one or more officers of the Fund or Trustees or the Administrator as the Trustees may designate, appoint or authorize from time to time including, but without restricting the generality of the foregoing, the operation of the Fund's accounts; the making, signing, drawing, accepting, endorsing, negotiation, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money; the giving of receipts for orders relating to any property of the Fund; the execution of any agreement relating to any property of the Fund;
the execution of any agreement relating to any such banking activities and defining the rights and powers of the parties thereto; and the authorizing of any officer of such banker to do any act or thing on the Fund's behalf to facilitate such banking activities.

9.6 ARRANGEMENTS WITH ADMINISTRATOR

          The Trustees shall, for and on behalf of the Fund, enter into the
Administration Agreement, on terms satisfactory to the Trustees acting reasonably, pursuant to which the Administrator shall perform the functions for the Fund that are similar to the functions performed by the Chief Executive
Officer and Chief Financial Officer of a company carrying on a business similar to the business carried on by the Fund. Without limiting the generality of the foregoing, the Trustees hereby authorize and direct the Administrator to execute and deliver on behalf of the Fund any and all documents and agreements, including, without limitation, the Preliminary Prospectus, the Prospectus and any underwriting or agency agreement relating to the Offering and banking agreements, including guarantees and security documents relating thereto.

9.7 STANDARD OF CARE AND DUTIES

          The Trustees shall act honestly and in good faith with a view to the best interests of the Fund and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A Trustee shall not be liable in carrying out his or her duties under this Declaration of Trust, except in cases where a Trustee fails to act honestly and in good faith with a view to the best interests of the
Fund or to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The duties and standard of care of the Trustees provided as aforesaid are intended to be similar to, and not to be any greater than, those imposed on a director of a corporation governed by the Business Corporations Act (Ontario). Unless otherwise required by law, a Trustee shall not be required to give bond surety or security in any jurisdiction for the performance of any duties or obligations hereunder. Each Trustee, in his or her capacity as trustee, shall not be required to devote his or her entire time to the investments and affairs of the
Fund.

                                      -29-

9.8 FEES AND EXPENSES

          As part of the expenses of the Fund, the Trustees may pay or cause to be paid reasonable fees, costs and expenses incurred in connection with the administration and management of the Fund, including (without limitation) fees of auditors, accountants, lawyers, appraisers and other agents, consultants and professional advisors employed by or on behalf of the Fund and the cost of reporting or giving notices to Unitholders. All costs, charges and expenses properly incurred by the Trustees on behalf of the Fund shall be payable out of the Trust Assets.

9.9 LIMITATIONS ON LIABILITIES OF TRUSTEES

          The Trustees, and the officers and agents of the Fund shall not be liable to any Unitholder for any action taken in good faith in reliance on any documents that are, prima facie, properly executed, for any depreciation of, or loss to, the Fund incurred by reason of the sale of any security, for the loss or disposition of monies or securities, or for any other action or failure to act (including, without limitation, the failure to compel in any way any former
Trustee to redress any breach of trust or any failure by Algonquin Canada or its affiliates or associates to perform obligations or pay monies owed to the Fund), except for a breach of the standard of care, diligence and skill as set out in
Section 9.7. If the Trustees have retained an appropriate expert or advisor with respect to any matter connected with their duties under this Declaration of
Trust, the Trustees may act or refuse to act based on the advice of such expert or advisor and, notwithstanding any provision of this Declaration of Trust, including, without limitation, the standard of care, diligence and skill set out in Section 9.7 hereof, the Trustees shall not be liable for any action or refusal to act based on the advice of any such expert or advisor.

9.10 INDEMNIFICATION OF TRUSTEES

          Each Trustee, each former Trustee, each officer of the Fund and each former officer of the Fund shall be entitled to be indemnified and reimbursed out of the Trust Assets in respect of any and all taxes, penalties or interest in respect of unpaid taxes or other governmental charges imposed upon the
Trustee or officer in consequence of his or her performance of his or her duties hereunder and in respect of any and all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred in respect of any civil, criminal or administrative action or proceeding to which the Trustee, former Trustee, officer or former officer is made a party by reason of being or having been a Trustee or officer of the Fund or, at the request of the Fund, a director or officer of Algonquin Canada or any of its affiliates or associates; provided that a Trustee, former Trustee, officer or former officer shall not be indemnified out of the Trust Assets in respect of unpaid taxes or other governmental charges or in respect of such costs, charges and expenses that arise out of or as a result or in the course of a breach of the duties and standard of care, diligence and skill provided under Section 9.7. A Trustee, former Trustee, officer or former officer shall not be entitled to satisfy any right of indemnity or reimbursement granted herein, or otherwise existing under law, except out of the Trust Assets, and no Unitholder or other Trustee or officer shall be personally liable to any person with respect to any claim for such indemnity or reimbursement as aforesaid.

                                      -30-

9.11 CONTRACTUAL OBLIGATIONS OF FUND

          In respect of any obligations or liabilities being incurred by the
Fund or the Trustees on behalf of the Fund, the Trustees and the Fund shall make all reasonable efforts to include as a specific term of such obligations or liabilities a contractual provision to the effect that neither the Unitholders nor the Trustees have any personal liability or obligations in respect thereof.

9.12 CONFLICTS OF INTEREST

          A Trustee or an officer of the Fund who is a party to, or is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Fund shall disclose in writing to the Fund or request to have entered in the minutes of meetings of the Trustees the nature and extent of such interest, and shall not vote on any resolution to approve the contract, unless the contract is one relating primarily to his or her remuneration as a Trustee or officer, one for indemnity or insurance in respect of him or her, or one with Algonquin Canada or its affiliates or associates. To the extent that management of the Fund involves matters which should properly be delegated to or determined by an independent person or persons (which may or may not include certain of the Trustees), the
Trustees will delegate such matters to such independent person or persons and any decision by such person or persons shall be binding on the Trustees.

                                   ARTICLE 10
                             COMMITTEES OF TRUSTEES

10.1 DELEGATION

          Except as prohibited by law, the Trustees may appoint from their number a committee of Trustees and may delegate to the committee of Trustees such authority as the Trustees may in their sole discretion deem necessary or desirable to effect the administration of the duties of the Trustees under this
Declaration of Trust, without regard to whether such authority is normally granted or delegated by trustees.

10.2 PROCEDURE

          Unless otherwise determined by the Trustees, a quorum for meetings of any committee shall be a majority of its members, each committee shall have the power to appoint its chairman and the rules for calling, holding, conducting and adjourning meetings of the committee shall be the same as those governing the
Trustees. Each member of a committee shall serve during the pleasure of the
Trustees and, in any event, only so long as he or she shall be a Trustee. The
Trustees may fill vacancies in a committee by appointment from among their members. Provided that a quorum is maintained, the committee may continue to exercise its powers, notwithstanding any vacancy among its members.

                                      -31-

                                   ARTICLE 11
                                    AMENDMENT

11.1 AMENDMENT

          The provisions of this Declaration of Trust, except where specifically provided otherwise, may only be amended by Extraordinary Resolution; provided that the provisions of this Declaration of Trust may be amended by the Trustees without the consent, approval or ratification of the Unitholders or any other person:

     (a)  prior to Closing; or

     (b)  at any time for the purpose of:

          (i)   ensuring continuing compliance with applicable laws,
                regulations, requirements or policies of any governmental
                authority having jurisdiction over the Trustees or the Fund;

          (ii)  providing, in the bona fide opinion of the Trustees, additional protection for the Unitholders;

          (iii) removing any conflicts or inconsistencies in this Declaration of
                Trust or making corrections which are, in the opinion of the
                Trustees, necessary or desirable and not materially prejudicial to the rights of Unitholders; or

          (iv)  making amendments which, in the opinion of the Trustees, are necessary or desirable in the interests of the Unitholders as a result of changes in, or in the administration or interpretation of, taxation laws,

but notwithstanding the foregoing, no such amendment shall modify the right to one vote per Unit or reduce the equal undivided beneficial interest in the Trust
Assets represented by any Unit without the consent of the holder of such Unit and no amendment shall reduce the percentage of votes required to be cast at a meeting of the Unitholders for the purpose of this Section 11.1 without the consent of the holders of all of the Units then outstanding.

11.2 NOTIFICATION OF AMENDMENT

          As soon as shall be practicable after the making of any amendment pursuant to this Article 11, the Trustees shall furnish written notification of the substance of such amendment to each Unitholder.

                                   ARTICLE 12
                             MEETINGS OF UNITHOLDERS

12.1 ANNUAL AND SPECIAL MEETINGS OF UNITHOLDERS

          Annual meetings of Unitholders shall be called, commencing in 1998, on a day on or before June 30 in each year, at a time and at a place in Canada set by the Trustees. The

                                      -32-

business transacted at such meetings shall include the presentation of the audited financial statements of the Fund for the prior fiscal year, the appointment of Trustees for the ensuing year in accordance with Article 8, the appointment of Auditors and the transaction of such other business as
Unitholders may be entitled to vote upon as hereinafter provided in this Article
12 or as the Trustees may determine. Special meetings of Unitholders may be called at any time by the Trustees and shall be called by the Trustees upon a written request of Unitholders holding in the aggregate not less than 10% of the
Units then outstanding, such request specifying in reasonable detail the business proposed to be transacted at such meeting. The chairman of any annual or special meeting shall be the Chairman of the Trustees or any other Trustee specified by resolution of the Trustees or, in the absence of any Trustee, any person appointed as chairman of the meeting by the Unitholders present. The
Trustees, the Auditors and any other person approved by the Trustees, the chairman of the meeting or by resolution passed by a majority of the Unitholders may attend meetings of the Unitholders.

12.2 NOTICE OF MEETINGS

          Notice of all meetings of Unitholders shall be given by unregistered mail, postage prepaid, addressed to each Unitholder at his or her last address on the books of the Fund, mailed at least 21 days and not more than 50 days before the meeting. Such notice shall specify the time when, and the place where, such meeting is to be held and shall specify the nature of the business to be transacted at such meeting in sufficient detail to permit a Unitholder to form a reasonable judgment thereon, together with the text of any Extraordinary
Resolution proposed to be passed, at the time of mailing of the notice. Any adjourned meeting may be held as adjourned without further notice. The accidental omission to give notice or the non-receipt of such notice by any
Unitholder shall not invalidate any resolution passed at any such meeting.
Notwithstanding the foregoing, a meeting of Unitholders may be held at any time without notice if all the Unitholders are present or represented thereat or those not so present or represented have waived notice. Any Unitholder (or a duly appointed proxy of a Unitholder) may waive any notice required to be given under the provisions of this section, and such waiver, whether given before or after the meeting, shall cure any default in the giving of such notice.

12.3 QUORUM

          At any meeting of Unitholders, subject as hereinafter provided, a quorum shall consist of two or more individuals present in person or represented by proxy. In the event of such quorum not being present at the appointed place on the date for which the meeting is called within 30 minutes after the time fixed for the holding of such meeting, the meeting, if called by request of
Unitholders, shall be terminated and, if otherwise called, shall stand adjourned to such day being not less than 14 days later and to such place and time as may be appointed by the chairman of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Unitholders present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

                                      -33-

12.4 VOTING RIGHTS OF UNITHOLDERS

          Only Unitholders of record shall be entitled to vote and each Unit shall entitle the holder or holders of that Unit to one vote on a poll vote at any meeting of Unitholders. Every question submitted to a meeting, other than an
Extraordinary Resolution, shall, unless a poll vote is demanded, be decided by a show of hands vote, on which every person present and entitled to vote shall be entitled to one vote. At any meeting of Unitholders, any holder of Units entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been received by the Transfer Agent for verification 24 hours prior to the commencement of such meeting. When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such
Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners of their proxies so present disagree as to any vote to be cast, such vote purporting to be executed by or on behalf of a
Unitholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

12.5 RESOLUTIONS BINDING THE TRUSTEES

          Unitholders shall be entitled to pass resolutions that will bind the
Trustees only with respect to the following matters:

     (a)  appointment or removal of a Trustee as provided in Article 8;

     (b)  appointment or removal of Auditors as provided in Article 17;

     (c)  appointment of an Inspector as provided in Section 12.9;

     (d)  amendments to this Declaration of Trust as provided in Section 11.1;

     (e)  termination of the Fund as provided in Section 14.2; and

     (f)  sale of the Trust Assets as an entirety or substantially as an entirety other than as part of an internal reorganization.

Except with respect to the above matters set out in this Section 12.5, no action taken by the Unitholders or any resolution of the Unitholders at any meeting shall in any way bind the Trustees. Any action taken or resolution passed in respect of any matter at a meeting of Unitholders shall be by Extraordinary
Resolution, unless the contrary is otherwise expressly provided under any specific provision of this Declaration of Trust and except for the matters set out in subsections (a) and (b) above, which matters may be dealt with by a resolution passed by a majority of the votes cast by Unitholders represented at the meeting.

12.6 MEANING OF "EXTRAORDINARY RESOLUTION"

     (a)  The expression "Extraordinary Resolution" when used in this
          Declaration of Trust means a resolution proposed to be passed as an extraordinary resolution at a meeting of Unitholders (including an adjourned meeting) duly convened for that

                                      -34-

          purpose and held in accordance with the provisions of this Article at which two or more individuals present in person or represented by proxy and passed by the affirmative votes of the holders of not less than 66 2/3% of the Units represented at the meeting and voted on a poll upon such resolution or a written resolution executed in accordance with Section 12.10.

     (b)  Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

12.7 MEANING OF "OUTSTANDING"

          Every Unit issued, certified and delivered hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustees or
Transfer Agent for cancellation provided that:

     (a)  when a new Unit Certificate has been issued in substitution for a Unit
          Certificate which has been lost, stolen or destroyed, only one of such
          Unit Certificates shall be counted for the purposes of determining the number of Units outstanding; and

     (b)  for the purpose of any provision of this Declaration of Trust entitling holders of outstanding Units to vote, sign consents, requisitions or other instruments or take any action under this
          Declaration of Trust, Units owned directly or indirectly, legally or equitably, by the Fund, Algonquin Canada or any affiliate thereof shall be disregarded except that:

          (i)  for the purpose of determining whether the Trustees shall be protected in relying on any such vote, consent, requisition or other instrument or action, only the Units which the Trustees know are so owned shall be so disregarded; and

          (ii) Units so owned which have been pledged in good faith other than to the Fund, Algonquin Canada, or any affiliate thereof shall not be so disregarded if the pledgee shall establish to the
               satisfaction of the Trustees the pledgee's right to vote such
               Units in his or her discretion free from the control of the Fund,
               Algonquin Canada or any affiliate thereof.

12.8 RECORD DATE FOR VOTING

          For the purpose of determining the Unitholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a date not less than 21 days and not more than 50 days prior to the date of any meeting of Unitholders as a record date for the determination of Unitholders entitled to vote at such meeting or any adjournment thereof; and any Unitholder who was a Unitholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof, even though the Unitholder has since that time disposed of his or her Units, and no Unitholder becoming such after that time shall be so entitled to vote at such meeting or any adjournment thereof. In the event that the Trustees do not fix a record date

                                      -35-

for any meeting of Unitholders, the record date for such meeting shall be the date upon which notice of the meeting is given as provided under Section 12.2.

12.9 APPOINTMENT OF INSPECTOR

          The Trustees shall call a meeting of Unitholders upon the written request of Unitholders holding not less than 5% of the Units then outstanding in the aggregate for the purpose of considering the appointment of an inspector
(the "Inspector") to investigate the performance by the Trustees of their responsibilities and duties in respect of the Fund. An Inspector may be appointed for such purpose, at the expense of the Fund, at such meeting by a resolution approved by a majority of the votes cast at the meeting.

12.10 RESOLUTIONS IN WRITING

          Notwithstanding any other provision of this Declaration of Trust, a resolution in writing executed by Unitholders holding 66 2/3% of the outstanding
Units at any time shall be as valid and binding for all purposes of this
Declaration of Trust as if such Unitholders had exercised at that time all of the voting rights to which they were then entitled hereunder in favour of such resolution at a meeting of Unitholders duly called for the purpose.

                                   ARTICLE 13
                CERTIFICATES, REGISTRATION AND TRANSFER OF UNITS

13.1 NATURE OF UNITS

          The provisions of this Article 13 shall not in any way alter the nature of the Units or the relationships of a Unitholder to the Trustees and of one Unitholder to another but are intended only to facilitate the issuance of certificates evidencing the ownership of Units and the recording of all transactions in respect of Units and Unit Certificates, whether by the Fund, securities dealers, stock exchanges, transfer agents, registrars or other persons.

13.2 UNIT CERTIFICATES

     (a)  Unit Certificates shall, subject to the provisions hereof, be in such form as is authorized from time to time by the Trustees.

     (b)  Unit Certificates are issuable only in fully registered form.

     (c)  The definitive form of the Unit Certificates shall:

          (i)   be in both English and French languages, unless the Trustees agree to the contrary;

          (ii)  be dated as of the date of issue thereof; and

          (iii) contain such distinguishing letters and numbers as the Trustees shall prescribe.

                                      -36-

     (d)  In the event that any provision of the Unit Certificates in the French language shall be susceptible of an interpretation different from the equivalent provision in the English language, the interpretation of such provision in the English language shall be determinative.

     (e)  Each Unit Certificate shall be signed on behalf of the Trustees and the Transfer Agent of such Units. Signatures of the Trustees required to appear on such certificate may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid as if they had been signed manually.

13.3 CONTENTS OF UNIT CERTIFICATES

          Until otherwise determined by the Trustees, each Unit Certificate shall legibly set forth on the face thereof, inter alia, the following:

     (a)  the name of the Fund and the words "A trust created under the laws of the Province of Ontario by a Declaration of Trust dated as of
          September 8, 1997 or words of like effect;

     (b)  the name of the person to whom the Unit Certificate is issued as
          Unitholder;

     (c)  the number of Units represented thereby and whether or not the Units represented thereby are fully paid;

     (d)  that the Units represented thereby are transferable;

     (e)  "The Units represented by this certificate are issued upon the terms and subject to the conditions of the Declaration of Trust, which
          Declaration of Trust is binding upon all holders of Units and, by acceptance of this certificate, the holder assents to the terms and conditions of the Declaration of Trust. A copy of the Declaration of
          Trust pursuant to which this certificate and the Units represented thereby are issued may be obtained by a Unitholder on demand and upon payment of reasonable reproduction costs" or words of like effect; and

     (f)  "For information as to personal liability of a Unitholder, see the reverse side of this certificate" or words of like effect.

          Until otherwise determined by the Trustees, each such certificate shall legibly set forth on the face or the reverse side thereof, inter alia, the following:

     (a)  "The Declaration of Trust provides that no Unitholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the assets of the Fund or the obligations or the affairs of the Fund and all such persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising out of or in connection therewith and the assets of the
          Fund only shall be subject to levy or execution" or words of like effect;

                                      -37-

     (b)  appropriate forms of notice of exercise of the right of redemption and the right of transfer and of powers of attorney for transferring
          Units; and

     (c)  a reference to the limitations on foreign ownership set forth in
          Section 13.5 hereof.

          The Unit Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustees may determine.

13.4 REGISTER OF UNITHOLDERS

          A register shall be kept at the principal corporate trust office in
Toronto, Ontario of the Transfer Agent, which register shall contain the names and addresses of the Unitholders, the respective numbers of Units held by them, the certificate numbers of the certificates representing such Units and a record of all transfers and redemptions thereof. Branch transfer registers shall be maintained at such other offices of the Transfer Agent as the Trustees may from time to time designate. Only Unitholders whose certificates are so recorded shall be entitled to receive distributions or to exercise or enjoy the rights of
Unitholders hereunder. The Trustees shall have the right to treat the person registered as a Unitholder on the register of the Fund as the owner of such
Units for all purposes, including, without limitation, payment of any distribution, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders.

13.5 LIMITATION ON NON-RESIDENT OWNERSHIP

          At no time may non-residents of Canada be the beneficial owners of a majority of the Units and the Trustees shall inform the Transfer Agent of this restriction. The Transfer Agent or the Trustees may require declarations as to the jurisdictions in which beneficial owners of Units are resident. If the
Transfer Agent or the Trustees become aware, as a result of requiring such declarations as to beneficial ownership, that the beneficial owners of 49% of the Units then outstanding are, or may be, non-residents or that such a situation is imminent, the Transfer Agent or the Trustees may make a public announcement thereof and the Transfer Agent shall not accept a subscription for
Units from or issue or register a transfer of Units to a person unless the person provides a declaration in form and content satisfactory to the Trustees that the person is not a non-resident. If, notwithstanding the foregoing, the
Transfer Agent or the Trustees determine that a majority of the Units are held by non-residents, the Transfer Agent may, or the Trustee may cause the Transfer
Agent to, send a notice to non-resident holders of Units, chosen in inverse order to the order of acquisition or registration or in such other manner as the
Transfer Agent or the Trustees may consider equitable and practicable, requiring them to sell their units or a portion thereof within a specified period of not less than 60 days. If the Unitholders receiving such notice have not sold the specified number of Units or provided the Transfer Agent with satisfactory evidence that they are non-residents within such period, the Transfer Agent may, on behalf of such Unitholders, sell such Units and, in the interim, shall suspend the voting and distribution rights attached to such Units. Upon such sale, the affected holders shall cease to be holders of Units and their rights shall be limited to receiving the net proceeds of sale upon surrender of the
Unit Certificates representing such Units.

                                      -38-

13.6 TRANSFER OF UNITS

     (a)  Subject to the provisions of this Article 13, the Units shall be fully transferable without charge as between persons, but no transfer of
          Units shall be effective as against the Trustees or shall be in any way binding upon the Trustees until the transfer has been recorded on the register or one of the branch transfer registers maintained by the
          Trustees, the Fund or the Transfer Agent. No transfer of a Unit shall be recognized unless such transfer is of a whole Unit.

     (b)  Subject to the provisions of this Article 13, Units shall be transferable on the register or one of the branch transfer registers only by the Unitholders of record thereof or their executors, administrators or other legal representatives or by their agents or attorneys duly authorized in writing, and only upon delivery to the
          Fund or to the Transfer Agent of the certificate therefor, properly endorsed or accompanied by a duly executed instrument of transfer or power of attorney and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters that may reasonably be required by the Trustees or the Transfer Agent.
          Upon such delivery, the transfer shall be recorded on the register or branch transfer registers and a new certificate for the Units shall be issued to the transferee and a new certificate for the balance of the
          Units not transferred shall be issued to the transferor.

     (c)  Any person becoming entitled to any Units as a consequence of the death, bankruptcy or mental incompetence of any Unitholder, or otherwise by operation of law, shall be recorded as the holder of such
          Units and shall receive a new certificate therefor only upon production of evidence satisfactory to the Trustees or the Transfer
          Agent and delivery of the existing certificate to the Trustees or the
          Transfer Agent, but until such record is made, the Unitholder of record shall continue to be and be deemed to be the holder of such
          Units for all purposes, whether or not the Trustees or the Transfer
          Agent shall have actual or other notice of such death or other event.

     (d)  Unit Certificates representing any number of Units may be exchanged without charge for Unit Certificates representing an equivalent number of Units in the aggregate. Any exchange of Unit Certificates may be made at the offices of the Fund or the Transfer Agent where registers are maintained for Unit Certificates pursuant to the provisions of this Article 13. Any Unit Certificates tendered for exchange shall be surrendered to the Trustees or appropriate Transfer Agent and then shall be cancelled.

13.7 UNITS HELD JOINTLY OR IN A FIDUCIARY CAPACITY

          The Trustees may treat two or more persons holding any Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Fund, but no entry shall be made in the register or on any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Units; provided,

                                      -39-

however, that any person recorded as a Unitholder may subject to the provisions hereinafter contained, be described in the register or on any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

13.8 PERFORMANCE OF TRUST

          The Trustees and the Unitholders shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any pledge or equity to which any of the Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Units or interests therein by any such Unitholder or by his or her personal representatives is authorized by such trust, pledge, or equity, or to recognize any person as having any interest therein except for the person recorded as Unitholder.

13.9 LOST CERTIFICATES

          In the event that any certificate for Units is lost, stolen, destroyed or mutilated, the Trustees or the Transfer Agent may authorize the issuance of a new certificate for the same number of Units in lieu thereof. The Trustees or the Transfer Agent may in their or its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustees or the Transfer Agent may deem necessary, to surrender any mutilated certificate and may require the applicant to supply to the Fund a "lost certificate bond" or a similar bond in such reasonable sum as the Trustees or the Transfer Agent may direct, indemnifying the Fund and the Transfer Agent for so doing.

13.10 DEATH OF A UNITHOLDER

          The death of a Unitholder during the continuance of the Fund shall not terminate the Fund or any of the mutual or respective rights and obligations created by or arising under this Declaration of Trust nor give such Unitholder's personal representatives a right to an accounting or take any action in court or otherwise against other Unitholders or the Trustees or the Trust Assets, but shall merely entitle the personal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions hereof, a new certificate for
Units in place of the certificate held by the deceased Unitholder, and upon the acceptance thereof, such personal representatives shall succeed to all rights of the deceased Unitholder under this Declaration of Trust.

13.11 UNCLAIMED INTEREST OR DISTRIBUTION

          In the event that the Trustees shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason, the Trustees shall be under no obligation to invest or reinvest the same but shall only be obliged to hold the same in a current interest-bearing account pending payment to the person or persons entitled thereto. The Trustees shall, as and when required by law, and may at any time prior to such

                                      -40-

required time, pay all or part of such interest or other distributable amount so held to the public trustee (or other appropriate government official or agency)
whose receipt shall be a good discharge and release of the Trustees.

13.12 OFFERS FOR UNITS

     (a)  In this Section 13.12:

          (i)   "AFFILIATE" and "ASSOCIATE" shall have their respective meanings set forth in the Securities Act (Ontario);

          (ii)  "DISSENTING UNITHOLDER" means a Unitholder who does not accept an Offer referred to in subsection (b) and includes any assignee of the Unit of a Unitholder to whom such an Offer is made, whether or not such assignee is recognized under this
                Declaration of Trust;

          (iii) "OFFER" means an offer to acquire outstanding Units;

          (iv)  "OFFER TO ACQUIRE" includes an acceptance of an offer to sell;

          (v)   "OFFERER" means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Units;

          (vi)  "OFFERER'S NOTICE" means the notice described in subsection (c);

          (vii) "OFFERER'S UNITS" means Units beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offerer, any Affiliate or Associate of the Offerer or any
                person or company acting jointly or in concert with the Offerer;

     (b)  If an Offer for all of the outstanding Units (other than Units held by or on behalf of the Offerer or an Affiliate or Associate of the
          Offerer) is made and, by such Offer, the Offerer agrees to be bound by the provisions of this Article 13 and

          (i)   within the time provided in the Offer for its acceptance or within 45 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Unitholders representing at least 90% of the outstanding Units, other than the Offerer's Units;

          (ii)  the Offerer is bound to take up and pay for, or has taken up and paid for the Units of the Unitholders who accepted the Offer;
                and

          (iii) the Offerer complies with subsections (c) and (e) of this
                Section 13.12;

          the Offerer is entitled to acquire, and the Dissenting Unitholders are required to sell to the Offerer, the Units held by the Dissenting
          Unitholders for the same consideration per Unit payable or paid, as the case may be, under the Offer.

                                      -41-

     (c)  Where an Offerer is entitled to acquire Units held by Dissenting
          Unitholders pursuant to subsection (b) of this Section 13.12, and the
          Offerer wishes to exercise such right, the Offerer shall send by registered mail within 30 days after the date of termination of the
          Offer a notice (the "Offerer's Notice") to each Dissenting Unitholder stating that:

          (i)   Unitholders holding at least 90% of the Units of all
                Unitholders, other than Offerer's Units, have accepted the
                Offer;

          (ii)  the Offerer is bound to take up and pay for, or has taken up and paid for, the Units of the Unitholders who accepted the Offer;

          (iii) Dissenting Unitholders must transfer their respective Units to the Offerer on the terms on which the Offerer acquired the Units of the Unitholders who accepted the Offer within 21 days after the date of the sending of the Offerer's Notice; and

          (iv)  Dissenting Unitholders must send their respective Unit
                Certificate(s) to the Fund within 21 days after the date of the sending of the Offerer's Notice.

     (d)  A Dissenting Unitholder to whom an Offerer's Notice is sent pursuant to subsection (c) of this Section 13.12 shall, within 21 days after the sending of the Offerer's Notice, send his or her Unit
          Certificate(s) to the Fund, duly endorsed for transfer.

     (e)  Within 21 days after the Offerer sends an Offerer's Notice pursuant to subsection (c) of this Section 13.12, the Offerer shall pay or transfer to the Trustees, or to such other person as the Trustees may direct, the cash or other consideration that is payable to Dissenting
          Unitholders pursuant to subsection (b) of this Section 13.12.

     (f)  The Trustees, or the person directed by the Trustees, shall hold in trust for the Dissenting Unitholders the cash or other consideration they or it receives under subsection (e) of this Section 13.12. The
          Trustees, or such persons, shall deposit such cash in a separate account in a Canadian chartered bank, and shall place other consideration in the custody of a Canadian chartered bank or similar institution for safekeeping.

     (g)  Within 30 days after the date of the sending of an Offerer's Notice pursuant to subsection (c) of this Section 13.12, the Trustees, if the
          Offerer has complied with subsection (e) of this Section 13.12, shall:

          (i)  do all acts and things and execute and cause to be executed all instruments as in the Trustees' opinion may be necessary or desirable to cause the transfer of the Units of the Dissenting
               Unitholders to the Offerer;

                                      -42-

          (ii) send to each Dissenting Unitholder who has complied with subsection (d), the consideration to which such Dissenting
               Unitholder is entitled under this Section 13.12; and

     (h)  send to each Dissenting Unitholder who has not complied with subsection (d) of this Section 13.12 a notice stating that:

          (i)   his or her Units have been transferred to the Offerer;

          (ii)  the Trustees or some other person designated in such notice are holding in trust the consideration for such Units; and

          (iii) the Trustees, or such other person, will send the consideration to such Dissenting Unitholder as soon as practicable after receiving such Dissenting Unitholder's Certificate(s) or such other documents as the Trustees, or such other person may
                require in lieu thereof,

                and the Trustees are hereby appointed the agent and attorney of the Dissenting Unitholders for the purposes of giving effect to the foregoing provisions.

     (i)  An Offerer cannot make an Offer for Units unless, concurrent with the communication of the Offer to any Unitholder, a copy of the Offer is provided to the Fund.

13.13 POWER OF ATTORNEY

          Each Unitholder hereby grants to the Trustees and each of them, their successors and assigns, a power of attorney constituting the Trustees, and each of them, with full power of substitution, as his or her true and lawful attorney to act on his or her behalf, with full power and authority in his or her name, place and stead, and to execute, under seal or otherwise, swear to, acknowledge, deliver, make, file or record when, as and where required:

     (a)  this Declaration of Trust, any amendment to this Declaration of Trust and any other instrument required or desirable to qualify, continue and keep in good standing the Fund as a mutual fund trust;

     (b)  any instrument, deed, agreement or document in connection with carrying on the activities and affairs of the Fund as authorized in this Declaration of Trust;

     (c)  all conveyances and other documents required in connection with the dissolution or liquidation of the Fund in accordance with the terms of this Declaration of Trust; and

     (d)  any and all elections, determinations or designations whether jointly with third parties or otherwise, under the Income Tax Act or any other taxation or other legislation or similar laws of Canada or of any other jurisdiction in respect of the affairs of the Fund or of a
          Unitholder's interest in the Fund.

                                      -43-

The power of attorney granted herein is irrevocable and will survive the death, disability or bankruptcy of the Unitholder or the assignment by the Unitholder of all or part of his or her interest in the Fund and will extend to and bind the heirs, executors, administrators and other legal representatives and successors and assigns of the Unitholder.

                                   ARTICLE 14
                                  TERMINATION

14.1 TERM OF FUND

          Subject to other provisions of this Declaration of Trust, the Fund shall continue for a term ending 21 years after the date of death of the last surviving issue of Her Majesty, Queen Elizabeth II, alive on September 8, 1997.
For the purpose of terminating the Fund by such date, the Fund shall commence to wind-up the affairs of the Fund on such date as may be determined by the
Trustees, being not more than two years prior to the end of the term of the
Fund.

14.2 TERMINATION WITH THE APPROVAL OF UNITHOLDERS

          The Unitholders may vote by Extraordinary Resolution to terminate the
Fund at any meeting of Unitholders duly called by the Trustees for the purpose of considering termination of the Fund, following which the Trustees shall commence to wind-up the affairs of the Fund. Such Extraordinary Resolution may contain such directions to the Trustees as the Unitholders determine, including a direction to distribute the Algonquin Canada Shares, Canada Notes, US Notes,
LSR Subordinate Note, Algonquin Note, Donnacona Facility Equipment, Donnacona
Facility Lease or any of them, in specie.

14.3 AUTOMATIC TERMINATION

          If the Fund ceases to hold any securities of Algonquin Canada, for any reason, including if the Algonquin Canada Shares or which comprise part of the
Trust Assets are redeemed or otherwise cease to exist (except pursuant to a permitted amalgamation or other similar arrangement) and the Canada Notes, US
Notes, LSR Subordinate Note and the Algonquin Note which comprise part of the
Trust Assets are repaid or otherwise cease to exist, the Trustees shall thereupon commence to wind-up the Fund.

14.4 PROCEDURE UPON TERMINATION

          Forthwith upon being required to commence to wind-up the affairs of the Fund, the Trustees shall give notice thereof to the Unitholders, which notice shall designate the time or times at which Unitholders may surrender their Units for cancellation and the date at which the registers of Units of the
Fund shall be closed.

14.5 POWERS OF THE TRUSTEES UPON TERMINATION

          After the date on which the Trustees are required to commence to wind-up the affairs of the Fund, the Trustees shall carry on no activities except for the purpose of winding-up the affairs of the Fund as hereinafter provided and, for this purpose, the Trustees shall continue

                                      -44-

to be vested with and may exercise all or any of the powers conferred upon the
Trustees under this Declaration of Trust.

14.6 SALE OF INVESTMENTS

          After the date referred to in Section 14.4, the Trustees shall proceed to wind-up the affairs of the Fund as soon as may be reasonably practicable and for such purpose shall, subject to any direction to the contrary in respect of a termination authorized under Section 14.12, sell and convert into money all assets comprising the Fund in one transaction or in a series of transactions at public or private sales and do all other acts appropriate to liquidate the Fund, and shall in all respects act in accordance with the directions, if any, of the
Unitholders (in respect of a termination authorized under Section 14.2). If the
Trustees are unable to sell all or any of the assets which comprise part of the
Fund by the date set for termination, the Trustees may distribute undivided interests in the remaining assets directly to the Unitholders in accordance with their pro rata shares.

14.7 DISTRIBUTION OF PROCEEDS

          After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the
Fund and providing for indemnity against any other outstanding liabilities and obligations, the Trustees shall distribute the remaining part of the proceeds of the sale of the assets together with any cash forming part of the Trust Assets among the Unitholders in accordance with their pro rata shares.

14.8 FURTHER NOTICE TO UNITHOLDERS

          In the event that less than all of the Unitholders have surrendered their Units for cancellation within six (6) months after the time specified in the notice referred to in Section 14.4, the Trustees shall give further notice to the remaining Unitholders to surrender their Units for cancellation and if, within one (1) year after the further notice, all the Units shall not have been surrendered for cancellation, such remaining Units shall be deemed to be cancelled without prejudice to the rights of the holders of such Units to receive their pro rata share of the remaining Trust Assets, and the Trustees may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses thereby incurred from the amounts to which such Unitholders are entitled as aforesaid) or, in the discretion of the Trustees, may pay such amounts into court.

14.9 RESPONSIBILITY OF THE TRUSTEES AFTER SALE AND CONVERSION

          The Trustees shall be under no obligation to invest the proceeds of any sale of investments or other assets or cash forming part of the Trust Assets after the date referred to in Section 14.4 and, after such sale, the sole obligation of the Trustees under this Declaration of Trust shall be to hold such proceeds in trust for distribution under Section 14.7.

                                      -45-

                                   ARTICLE 15
                             SUPPLEMENTAL INDENTURES

15.1 PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES

          The Trustees may, without approval of Unitholders and subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

     (a)  modifying or amending any provisions of this Declaration of Trust in the circumstances set forth in Section 11.1, where the Trustees may do so without the consent, approval or ratification of the Unitholders or any other person; and

     (b)  modifying or amending any provisions of this Declaration of Trust where the modification or amendment has been approved by Extraordinary
          Resolution or, if required, with the consent of the holders of all of the Units.

                                   ARTICLE 16
                                    GENERAL

16.1 NOTICES

     (a)  Any notice or other document required to be given or sent to
          Unitholders under this Declaration of Trust shall be given or sent through ordinary post addressed to each registered holder at his or her last address appearing on the register; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by publication in the Report on
          Business section of the National Edition of The Globe and Mail or similar section of any other newspaper having national circulation in
          Canada; provided further that if there is no newspaper having national circulation, then by publishing in the business section of a newspaper in each city where the register or a branch register is maintained.
          Any notice so given shall be deemed to have been given on the day following that on which the letter or circular was posted or, in the case of notice being given by publication, after publishing such notice in the designated newspaper or newspapers. In proving notice was posted, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and posted.

     (b)  Any written notice or written communication given to the Trustees shall be addressed to the Trustees at the head office of the Fund and shall be deemed to have been given on the date of delivery or, if mailed, 5 days from the date of mailing. If any such notice or communication shall have been mailed and if regular mail service shall be interrupted by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, such notice or communication shall be deemed to have been received 48 hours after
          12:01 a.m. on the day following the resumption of normal mail service, provided that during

                                      -46-

          the period that regular mail service shall be interrupted any notice or other communication shall be delivered or given by personal delivery, telefax or other means of prepaid, transmitted or recorded communication.

16.2 FAILURE TO GIVE NOTICE

          The failure by the Trustees, by accident or omission or otherwise unintentionally, to give any Unitholder any notice provided for herein shall not affect the validity, effect or taking effect of any action referred to in such notice, and the Trustees shall not be liable to any Unitholder for any such failure.

16.3 JOINT HOLDERS

          Service of a notice or document on any one of several joint holders of
Units shall be deemed effective service on the other joint holders.

16.4 SERVICE OF NOTICE

          Any notice or document sent by post to or left at the address of a
Unitholder pursuant to this Article shall, notwithstanding the death or bankruptcy of such Unitholder, and whether or not the Trustees have notice of such death or bankruptcy, be deemed to have been fully served and such service shall be deemed sufficient service on all persons having an interest in the
Units concerned.

16.5 INFORMATION AVAILABLE TO UNITHOLDERS

          Each Unitholder shall have the right to obtain, on demand and on payment of reasonable reproduction costs, from the head office of the Fund a copy of this Declaration of Trust and any amendments thereto relating to Units held by that Unitholder and shall be entitled to inspect and, on payment of a reasonable fee thereof, obtain a list of the Unitholders for purposes connected with the Fund.

16.6 INCOME TAX: OBLIGATIONS OF THE TRUSTEES

          The Trustees shall satisfy, perform and discharge all obligations and responsibilities of the Trustees under the Income Tax Act (including any obligations of the Fund under Part XIII of said Act) and neither the Fund nor the Trustees shall be accountable or liable to any Unitholder by reason of any act or acts of the Trustees consistent with the carrying out of any such obligations or responsibilities.

16.7 INCOME TAX: DESIGNATIONS

          In the return of its income under Part I of the Income Tax Act for each fiscal year, the Fund shall make such designations, determinations and allocations with respect to any amounts or portions of amounts which it has received, distributed, declared payable or allocated to Unitholders in the year including, without restricting the generality of the foregoing, designations with respect to dividend income and realized capital gains or with respect to any

                                      -47-

expenses incurred by the Fund or any tax deductions to which the Fund may be entitled, all as the Trustees in their discretion shall deem to be reasonable and equitable.

          The policy of the Fund is to make designations, as contemplated in this Section 16.7, under subsection 104(22) of the Income Tax Act in respect of foreign source income without deduction for foreign taxes thereon, with the result that such foreign taxes are deemed for the purposes of the Income Tax Act to have been paid by the Unitholder, rather than by the Fund. Distribution of foreign source income upon which foreign taxes have been paid by the Fund shall be satisfied, (i) to the extent of the amount of such foreign taxes by allocation of foreign taxes to a particular Unitholder in respect of whom an income tax designation under subsection 104(22) of the Income Tax Act will be made in respect of the associated foreign source income; and (ii) to the extent of such foreign source income net of such foreign taxes, by way of distribution as otherwise contemplated in Article 5. For greater certainty, to the extent of a particular Unitholder's share of such foreign taxes incurred by the Fund allocated to a particular Unitholder in respect of whom a designation will be made under the Income Tax Act in respect of the associated foreign source income, distributions will be deemed, for the purposes of this Declaration of
Trust and regardless of the ability of the particular Unitholder to obtain a foreign tax credit in respect of such taxes, to have been made by the Fund to the Unitholder by virtue of allocation of foreign taxes to the particular
Unitholder in respect of whom an income tax designation in respect of the associated foreign source income will be made and the Unitholder will be deemed for the purposes of Article 5 to have received a distribution equal to the amount of such foreign taxes in satisfaction of the particular Unitholder's right to enforce payment of such amount at the relevant Distribution Payment
Date by virtue of such allocation.

          In respect of the first taxation year of the Fund, the Fund shall elect pursuant to subsection 132(6) of the Income Tax Act that the Fund be deemed to be a mutual fund trust for the entire year.

16.8 INCOME TAX: GENERAL

     (a)  The Trustees shall claim the maximum deductions available to the Fund for the purposes of computing its income pursuant to the provisions of the Income Tax Act to the extent required to reduce the taxable income of the Fund to nil or such lesser amounts as the Trustees may determine to be in the best interests of the Unitholders; and

     (b)  In managing the investments of the Fund, the Trustees shall use their reasonable best efforts to ensure the Trust Units do not become
          "foreign property" under subsection 206(1) of the Income Tax Act.

16.9 FISCAL YEAR

          The fiscal year of the Fund shall end on December 31 of each year.

16.10 FINANCIAL DISCLOSURE

          The Fund will send to Unitholders:

                                      -48-

     (a)  at least 21 days prior to the date of each annual meeting of
          Unitholders, the annual financial statements of the Fund for the fiscal year ended immediately prior to such annual meeting, together with comparative financial statements for the preceding fiscal year, if any, and the report of the Auditors thereon referred to in Section
          17.4; and

     (b)  within 60 days after the end of each fiscal quarter of the Fund, unaudited quarterly financial statements of the Fund for such fiscal quarter, together with comparative financial statements for the same fiscal quarter in the preceding fiscal year, if any.

          Such financial statements shall be prepared in accordance with generally accepted accounting principles in Canada as recommended from time to time in the Handbook of the Canadian Institute of Chartered Accountants;
provided that such statements may vary from such principles to the extent required to comply with applicable securities laws or securities regulatory requirements or to the extent permitted by applicable securities regulatory authorities.

16.11 UNITHOLDER MEETING INFORMATION

          Prior to each meeting of Unitholders, the Trustees will provide to each Unitholder, together with the notice of the meeting:

     (a)  a form of proxy which can be used by a Unitholder to appoint a proxy, who need not be a Unitholder, to attend and act at the meeting on behalf of the Unitholder, in the manner and to the extent authorized by the proxy;

     (b)  a management proxy circular substantially similar to a circular which the directors of a corporation subject to the Business Corporations
          Act (Ontario) would be required to provide to the shareholders of the corporation in such circumstances; and

     (c)  all other information required by applicable law.

16.12 TAXATION INFORMATION

          On or before February 28 in each year, the Fund will provide to
Unitholders who received distributions from the Fund in the prior calendar year, such information and forms relating to the Fund as may be needed by such
Unitholders in order to complete their tax returns in respect of the prior calendar year under the Income Tax Act and equivalent provincial legislation in
Canada.

                                   ARTICLE 17
                                    AUDITORS

17.1 QUALIFICATION OF AUDITORS

          The Auditors shall be an independent recognized firm of chartered accountants which has an office in Canada.

                                      -49-

17.2 APPOINTMENT OF AUDITORS

          KPMG, Chartered Accountants are appointed as the auditors of the Fund, to hold such office until the first annual meeting of the Unitholders. The
Auditors will be selected at each succeeding annual meeting of Unitholders. The
Auditors will receive such remuneration as may be approved by the Trustees.

17.3 CHANGE OF AUDITORS

          The Auditors may at any time be removed by the Trustees with the approval of a majority of the votes cast by Unitholders at a meeting of
Unitholders duly called for the purpose and, upon the resignation or the removal of Auditors as aforesaid, new auditors may be appointed by a majority of votes cast by Unitholders at a meeting duly called for the purpose or, in the absence of such meeting, by the Trustees.

17.4 REPORTS OF AUDITORS

          The Auditors shall audit the accounts of the Fund at least once in each year and a report of the Auditors with respect to the annual financial statements of the Fund shall be provided to each Unitholder with the annual financial statements referred to in Section 16.10.

                                   ARTICLE 18
                                 MISCELLANEOUS

18.1 SUCCESSORS AND ASSIGNS

          The provisions of this Declaration of Trust shall enure to the benefit of, and be binding upon, the parties and their heirs, executors, administrators, personal representatives, successors and assigns.

18.2 COUNTERPARTS

          This Declaration of Trust may be simultaneously executed in several counterparts, each of which when executed shall be deemed to be an original, and such counterparts, together,

                                      -50-

shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterparts.

18.3 SEVERABILITY

          If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

          IN WITNESS WHEREOF this amended and restated Declaration of Trust is executed effective as of the 26th day of May, 2004.

(signed) "Ken Pearce"                   (signed) "Kenneth Moore"
-------------------------------------   ----------------------------------------
Witness                                 Kenneth Moore

(signed) "Ken Pearce"                   (signed) "George Steeves"
-------------------------------------   ----------------------------------------
Witness                                 George Steeves

(signed) "Ken Pearce"                   (signed) "Christopher Ball"
-------------------------------------   ----------------------------------------
Witness                                 Christopher Ball